UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
(RULE 14a-101)
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. )

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Wild Oats Markets, Inc.
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 2, 2006
TO OUR STOCKHOLDERS:
Notice Is Hereby Given that the Annual Meeting of Stockholders of Wild Oats Markets, Inc. (the “Company”), will be held on May 2, 2006 at 3:00 MDT at the Hotel Boulderado, 2115 13th Street, Boulder, Colorado. At the meeting, the Company’s stockholders will act on the following items:
1.	Election of one director to hold office until the Annual Meeting of Stockholders in the year 2009.

2.	Ratification of the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 30, 2006

3.	Approval of the Company’s proposed 2006 Equity Incentive Plan.

4.	Transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.
All holders of record of shares of Wild Oats Markets, Inc. common stock at the close of business on March 6, 2006, are entitled to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

Boulder, Colorado	Freya R. Brier
March 27, 2006	Senior Vice President and Corporate Secretary
YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE BY PHONE, INTERNET OR COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. YOU MAY ALSO VOTE BY PHONE OR INTERNET, FOLLOWING THE INSTRUCTIONS ON YOUR BALLOT. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING.
INVESTORS MAY REQUEST ADDITIONAL INFORMATION REGARDING WILD OATS MARKETS, INC., INCLUDING A COPY OF THE FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, FREE OF CHARGE. PLEASE ADDRESS YOUR REQUEST TO: INVESTOR RELATIONS, WILD OATS MARKETS, INC., 3375 MITCHELL LANE, BOULDER, COLORADO 80301, OR ACCESS THE INFORMATION THROUGH OUR WEB SITE (www.wildoats.com), WE THANK YOU FOR SUPPORTING OUR COST AND ENVIRONMENTAL IMPACT REDUCTION EFFORTS.

PROXY STATEMENT
Wild Oats Markets, Inc.
3375 Mitchell Lane
Boulder, CO 80301
INFORMATION CONCERNING SOLICITATION AND VOTING
The accompanying proxy is solicited on behalf of the Board of Directors of Wild Oats Markets, Inc., a Delaware corporation. We are providing these proxy materials to you in connection with our Annual Meeting of Stockholders of Wild Oats Markets, Inc. to be held at the Hotel Boulderado, 2115 13th Street, Boulder, Colorado, on May 2, 2006, at 3:00 p.m. (local time), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company intends to mail this proxy statement and accompanying proxy card on or about April 1, 2006, to all stockholders entitled to vote at the Annual Meeting. You have been identified as a Company stockholder as of March 6, 2006, and are entitled and requested to vote on the proposals described in this proxy statement.
WHO CAN VOTE AT THE MEETING?
Only holders of record of common stock at the close of business on March 6, 2006, will be entitled to notice of, and to vote at the Annual Meeting of Stockholders. At the close of business on March 6, 2006, we had outstanding and entitled to vote 28,534,302 shares of common stock. Each holder of record of common stock on such date has one vote for each share held on all matters to be voted upon at the Annual Meeting.
To hold the meeting, we must have a “quorum,” or majority of the aggregate voting power of the common stock as of March 6, 2006, present in person or by proxy. As of March 6, 2006, 28,534,302 shares of common stock were outstanding. A quorum will be established if 14,267,152 shares are represented by person or proxy at the meeting. Our transfer agent, Wells Fargo Bank, N.A., will act as inspector of election at the Annual Meeting, determining whether or not quorum is present, and separately counting affirmative and negative votes, abstentions and broker non-votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved. Abstentions are not counted as votes cast where approval of a matter is by plurality of votes cast. Where approval of a matter requires the affirmative vote of a majority of the total votes cast on a proposal, abstentions count toward the tabulation of votes cast on the proposal and will have the same effect as negative votes.
HOW DO I VOTE?
There are four different ways that those who are stockholders as of close of business on March 6, 2006, can cast their vote this year. You may cast your vote by:
1.	Telephone, using the toll-free number listed on each proxy card (if you are a stockholder of record) or vote instruction card (if your shares are held by a bank or broker). Telephonic votes may be cast through 12:00 p.m. (noon) Eastern Time on May 1, 2006;

2.	The Internet, at the address provided on each proxy or vote instruction card. Internet votes may be cast through 12:00 p.m. (noon) Eastern Time on May 1, 2006;

3.	Marking, signing, dating and mailing each proxy or vote instruction card and returning it in the envelope provided. If you return your signed proxy or vote instruction card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the proposals; or

4.	Attending the annual meeting (if your shares are registered directly in your name on Wild Oats’ books and not held through a broker, bank or other nominee). Please note, however, that if a broker, bank or other nominee is the record holder of your shares (i.e. the shares are held in “street name”) and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

You can revoke a previously given proxy at any time before it is voted. You may revoke your proxy by filing a written notice of revocation of proxy with the Corporate Secretary of Wild Oats at our executive offices at 3375 Mitchell Lane, Boulder, Colorado 80301. You can also revoke your proxy by casting a vote by mail, telephone or via the Internet received at a later date than the original proxy. Attending the Annual Meeting and voting in person may also revoke the proxy, but attendance at the meeting will not, by itself, revoke a proxy. The latest-dated, properly completed proxy that you submit whether by mail, telephone or Internet will count as your vote.
WHO PAYS FOR THE PROXIES?
We will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Wild Oats Markets, Inc. common stock beneficially owned by others to forward to such beneficial owners. Only one proxy statement is being delivered to multiple security holders sharing an address unless the Company received contrary instructions from one or more of the security holders. If you would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Wild Oats Markets, Inc., Attn: Corporate Secretary, 3375 Mitchell Lane, Boulder, Colorado 80301, or call the Corporate Secretary at 303-440-5220. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.
HOW DOES A PROPOSAL GET ON THE BALLOT?
We intend to hold our 2007 Annual Meeting on or around May 1, 2007. Any stockholder desiring to present a proposal for inclusion in the Company’s Proxy Statement for the 2007 Annual Meeting of Stockholders of the Company must present the proposal to the Company not less than 120 calendar days before the date of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting. Only those proposals that comply with the requirements of Rule 14a-8 under the Exchange Act will be included in the Company’s Proxy Statement for the 2007 Annual Meeting. Stockholder recommendations for nominees for election to the Board of Directors must be received by the Corporate Secretary not less than 210 days prior to the anniversary date of the Company’s most recent annual meeting of stockholders. See “Board Committees and Meetings — The Nominating Committee“ for a more detailed description of this procedure.
HOW CAN A STOCKHOLDER COMMUNICATE WITH THE BOARD?
Stockholders may contact any member (or all members) of the Board, any Board committee or any chair of any such committee by mail or electronically. To communicate with the Board of Directors, any individual directors or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at 3375 Mitchell Lane, Boulder, Colorado 80301. To communicate with any of our directors electronically, stockholders should go to our Company Web site at www.wildoats.com. Click on “Investor Relations/Contact the Board,” and you will open an on-line form that may be used for writing an electronic message to the Board, any individual directors, or any group or committee of directors. Please follow the instructions on our Web site in order to send your message.
All communications received as described above will be opened by the office of our General Counsel for the sole purpose of determining whether the contents represent a message to our directors, or a message that would be better addressed by one of our staff members. Any inquiries that relate to advertising, promoting a product or service, or patently offensive material will not be forwarded. Communications regarding daily operations of Wild Oats Markets will be forwarded to the appropriate Company employee. All other communications will be forwarded to the addressee promptly. In the case of communications to the Board or any group or committee of directors, the General Counsel’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

The Company does not require, but strongly urges attendance by members of the Board of Directors at our Annual Meeting. All Directors attending our Annual Meeting of Stockholders will be available to answer relevant stockholder questions.
PROPOSAL 1 – ELECTION OF DIRECTORS
Our Board of Directors (the “Board”) represents the interest of all stockholders in perpetuating our business for the most favorable results, and for ensuring that the Company operates in accordance with its mission and values and its Code of Business Ethics. This is an active responsibility. The Board has the responsibility to ensure that management is executing its responsibilities, and to regularly monitor the effectiveness of management policies and decisions, including the execution of strategies.
Our Amended and Restated Certificate of Incorporation and Bylaws provide that the Board shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Persons elected by a majority of the remaining directors may fill vacancies on the Board. A director appointed by the Board to fill a vacancy (including a vacancy created by an increase in the size of the Board) serves for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.
The Board of Directors is presently composed of eight members. The terms of office of four directors expire in 2006, and three of the four have declined to stand for re-election for reasons unrelated to the Company: Robert G. Miller, David Chamberlain and Mark Retzloff. Mr. Miller, the Company’s current Chairman of the Board, notified the Company that he would not stand for re-election because he will be assuming the role of CEO of the grocery operations acquired by the investment group purchasing Albertsons, Inc., and his future business obligations related to the new position will conflict with his duties to the Company. Mr. Chamberlain notified the Company that he would not stand for re-election, citing time commitments of his current business obligations. Mr. Retzloff notified the Company that he would not stand for re-election, citing other commitments as his reason for not standing for re-election.
Perry D. Odak, the nominee for election, is currently the Chief Executive Officer, President and a director of the Company and, if elected at the Annual Meeting, will serve until the 2009 Annual Meeting and until his successor is elected and has qualified, or until his earlier death, resignation or removal.
Vote required for approval. Directors are elected by a plurality of the votes cast at the meeting. Abstentions are not considered votes cast for election. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below. In the event that the nominee is unavailable for election as a result of an unexpected occurrence, shares represented by executed proxies will be voted for the election of such substitute nominee, if the Company so proposes. The person nominated for election has agreed to serve if elected, and we have no reason to believe that the nominee will be unable to serve. Set forth below is biographical information for the nominee for re-election in May 2006, and for each person whose term of office as a director will continue after the Annual Meeting.
The current directors of the Company, including the nominee for election, and certain information about them as of March 6, 2006, are set forth below:

Name	Age	Principal Occupation / Employment	Term Expiration
Robert G. Miller	62	Chairman of the Board; Chairman of the Board, Rite Aid Corporation	2006	*
Stacey J. Bell	54	Senior Innovations Scientist, Ideasphere, Inc.	2007
David M. Chamberlain	62	CEO and Chairman of The Stride Rite Corporation	2006	*
Brian K. Devine	64	Chairman of Petco Animal Supplies, Inc.	2007
David J. Gallitano	58	President of Tucker, Inc.	2008
Perry D. Odak	60	CEO and President of Wild Oats Markets, Inc.	2006
Mark A. Retzloff	57	President and Chief Organic Officer of Aurora Organic Dairy	2006	*
John A. Shields	62	Former Chief Executive Officer, First National Supermarkets, Inc.	2007

*	Declined to stand for re-election.
NOMINEE FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2009 ANNUAL MEETING
Perry D. Odak has been the Chief Executive Officer, President and a Director of the Company since March 2001. Mr. Odak is a member of the Board of Food Marketing Institute (“FMI”), and the Board of Directors of Friendly Ice Cream Corporation. Mr. Odak is a member of the 2005-2006 Cornell University Council. Mr. Odak was awarded an Honorary Doctor of Science degree from the State University of New York in May 2001. Mr. Odak was with Ben & Jerry’s Homemade, Inc. from January 1997 through January 2001, as Chief Executive Officer, President and Director.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR THE NAMED NOMINEE
DIRECTORS CONTINUING IN OFFICE UNTIL THE 2007 ANNUAL MEETING
Dr. Stacey J. Bell has served as a Director of the Company since December 2002. Since June 2004, Dr. Bell has been employed as Research and Development, Senior Innovations Scientist by Ideasphere, Inc., a manufacturer of vitamins and supplements. Dr. Bell has also acted as an independent consultant to the food and supplements industries on product development and formulation issues. From September 2002 through February 2004, Dr. Bell served as Vice President of Medical Research and Education at Zone Labs (formerly known as Sears Labs) in Marblehead, Massachusetts. From June 1999 through November 2001, Dr. Bell was employed by Functional Foods, LLC and Functional Foods, Inc., where Dr. Bell was responsible for development of products for use in the treatment of human disease and conditions. During the first half of 1999, Dr. Bell was employed by Medical Foods, Inc., where she was engaged in the development of food products for use in the treatment of people with chronic disease. From 1987 through 1998, Dr. Bell conducted clinical research trials for the New England Deaconess Hospital and Harvard Medical School.
Brian K. Devine has been a Director of the Company since October 1997. Mr. Devine is Chairman of Petco Animal Supplies, Inc., and has been with Petco since August 1990. Prior to joining Petco, Mr. Devine was President of Krause’s Sofa Factory, a furniture retailer and manufacturer, from 1988 to 1989. From 1970 to 1988, Mr. Devine held several positions with Toys “R” Us, including Senior Vice President, Director of Stores. Currently, Mr. Devine serves on the board of the Retail Industry Leaders Association, National Retail Federation, Students in Free Enterprise, Georgetown University Board of Regents, Georgetown University’s College Board of Advisors, San Diego Padres and the San Diego International Sports Council.
John A. Shields has been a member of the Board of the Company since July 1996, and was the Chairman of the Board of the Company from July 1996 through May 2004. From June 1995 to July 1996, Mr. Shields was a member of the board of directors of Alfalfa’s, Inc., which merged with the Company in 1996. He was Chairman of the Board of Homeland Stores, Inc. from October 1997 to October 2001. From January 1994 through December 1997, he was Chairman of the Board of Delray Farms Markets, a chain of produce, meat and deli markets. From 1983 until 1993, Mr. Shields was President and Chief Executive Officer of First National Supermarkets. He is currently a director of Shore Bank and Trust Company.
DIRECTOR CONTINUING IN OFFICE UNTIL THE 2008 ANNUAL MEETING
David J. Gallitano has served as a Director for the Company since January 30, 2003, and is Chairman of the Audit Committee. Mr. Gallitano is President of Tucker, Inc., a private investment and advisory firm. Mr. Gallitano was elected to the board of Hanover Insurance Group in February 2006. Mr. Gallitano was Chairman, Chief Executive Officer and President of APW Ltd., a global contract manufacturing company of technical equipment from March 2003 through February 2005. Mr. Gallitano was the Chairman and Chief Executive Officer of Columbia National, Inc. from May 1993 until June 2002. Mr. Gallitano was an Executive Vice President at PaineWebber Incorporated, where he headed the company’s Principal Transactions Group from December 1986 through May 1993. Mr. Gallitano also served as President and Chief Executive Officer of the General Electric Mortgage Capital Corporation from January 1984 through December 1986.

BOARD COMMITTEES AND MEETINGS
During the fiscal year ended December 31, 2005, the Board of Directors held six meetings. The Board has an Audit Committee, a Compensation Committee, a Real Estate Committee and a Nominating Committee. During fiscal 2005, all directors attended at least 75% of the meetings of the Board and each committee of the Board on which the directors served. Three members of the Board attended the Annual Meeting for fiscal 2005.
THE AUDIT COMMITTEE
The members of the Audit Committee in 2005 were David Gallitano, Robert Miller and John Shields, with Mr. Gallitano serving as Chairman of the Audit Committee. Mr. Gallitano and the other members of the Audit committee are independent, as defined by Rule 4200(a)(15) of the National Association of Securities Dealers. The Board of Directors has determined that David Gallitano qualifies as an “audit committee financial expert” as the term is used in Item 401(h)(2) of Regulation S-K. See Director continuing in Office until the 2008 Annual Meeting for a biography of Mr. Gallitano. The Board of Directors has adopted an Audit Committee Charter.
The Audit Committee is responsible for overseeing the Company’s financial reporting process on behalf of the Board. Management of the Company has the primary responsibility for the Company’s financial reporting process, principles and internal controls as well as oversight of the preparation of its financial statements. The Audit Committee reviews accounting policies and reports, appoints the Company’s independent public accountants and meets with such accountants to discuss audit results and issues related to audit services. The Company’s independent auditors are responsible for performing an audit of the Company’s consolidated financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States. During fiscal 2005, the Audit Committee met with the Company’s independent accountants, Ernst & Young LLP, on four occasions outside the presence of the Company’s management and staff to discuss the Company’s accounting procedures and policies. In fiscal 2005, the Audit Committee held seven meetings.
THE COMPENSATION COMMITTEE
The members of the Compensation Committee in 2005 were David Chamberlain, David Gallitano and Dr. Stacey Bell, with Mr. Chamberlain serving as the Committee’s Chairman. The Committee is responsible for setting the policies that govern executive compensation, bonuses (if any) and stock ownership programs. The Committee annually evaluates the performance and compensation of the Chief Executive Officer (the “CEO”) and the other executive officers of the Company, based upon a variety of factors, including the achievement of corporate goals, individual performance and comparisons with other independent grocers and retail companies. See Executive Compensation — Report of The Compensation Committee. In fiscal 2005, the Compensation Committee held four meetings.
THE REAL ESTATE COMMITTEE
The members of the Real Estate Committee in 2005 were Brian Devine, John Shields and Mark Retzloff, with Mr. Devine serving as its Chairman. The Real Estate Committee reviews proposed locations for the Company’s stores, discusses site criteria and approves the execution of leases for new and relocation sites. In fiscal 2005, the Real Estate Committee held three meetings.
THE NOMINATING COMMITTEE
The members of the 2005 Nominating Committee were David Chamberlain, Brian Devine and David Gallitano, with Mr. Chamberlain serving as Chairman. The Nominating Committee identifies and recommends to the Board individuals qualified to serve as directors of the Company and on committees of the Board, and advises the Board with respect to the composition of the Board and its committees. The Nominating Committee implements the Board’s Policies and Procedures for Corporate Governance, and conducts annual evaluations by Board members of overall Board performance and effectiveness. The Board of Directors has determined that each member of the Committee is independent as defined in NASD Rule 4200(A)(15), and qualified to serve on the Committee pursuant to the requirements of The Nasdaq Stock Market, Inc. (“NASDAQ”). The Nominating Committee’s Charter is posted on the Company’s Web site at www.wildoats.com. In fiscal 2005, the Nominating Committee held one meeting.
There have been no material changes to the procedures by which security holders may recommend nominees since the last disclosure of such procedures in the definitive Proxy Statement for our Annual Meeting held on May 17, 2005. The Nominating Committee will give consideration to any director candidates recommended by stockholders or groups of stockholders holding 5% or more of the outstanding voting stock of the Company. The Nominating Committee will also review nominations submitted by stockholders holding less than 5%, but is under no obligation to formally consider such nominations. In considering candidates submitted by stockholders, the Nominating Committee will take into consideration the needs of the Board and the qualifications of the candidate. To have a candidate considered by the Nominating Committee, a stockholder must submit the recommendation in writing and must include the following information:
•	The name of the stockholder or group of stockholders making the recommendation, and evidence of the person’s or group’s ownership of Company stock, including the number of shares owned and the length of time of ownership;

•	The name of the candidate;

•	The candidate’s resume or a listing of his or her qualifications to be a director of the Company; and

•	The candidate’s consent to be named as a director if selected by the Nominating Committee, nominated by the Board and approved by the stockholders.
The stockholder recommendation and information described above must be sent by U.S. mail, postage prepaid, to the Board c/o Corporate Secretary, at 3375 Mitchell Lane, Boulder, Colorado 80301 and must be received by the Corporate Secretary not less than 210 days prior to the anniversary date of the Company’s most recent annual meeting of stockholders.
The Nominating Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Nominating Committee examines a candidate’s specific experiences and skills in relation to the needs of the Board and the Company and the skills and experiences of current Board members, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company. The Nominating Committee also seeks to have the Board represent a diversity of backgrounds, experience, gender and race, with an emphasis on retail experience.
The Nominating Committee identifies potential nominees by asking current directors and executive officers to notify the Committee if they become aware of persons, meeting the criteria described above, who may be available to serve on the Board. The Nominating Committee also, from time to time, may engage firms that specialize in identifying director candidates. As described above, the Committee will also consider candidates recommended by stockholders.
Once a person has been identified by the Nominating Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Nominating Committee requests information from the candidate, reviews the person’s accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder. Current members of the Board will also be asked to interview a candidate for the Board and to provide input on whether such candidate is suitable for the position.

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards, No. 61, Communication with Audit Committees, as amended by the Auditing Standards Board of the American Institute of Certified Public Accountants. This statement requires that the Audit Committee and the independent accountants discuss issues including the auditors’ responsibility, the Company’s significant accounting policies, the estimates made by the Company and the bases therefore, significant audit adjustments, disagreements with management over accounting principles, and any significant difficulties encountered in performing the audit. The Audit Committee has received and reviewed the written disclosures and the letter from the independent accountants required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed independence of the Company’s public accountants with Ernst & Young LLP and confirmed such independence. Based on the Audit Committee’s review of the audited financial statements and the Audit Committee’s discussions with management about the audited financial statements, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 30, 2006, be included in the Company’s Annual Report filed on Form 10-K.
2005 AUDIT COMMITTEE
David Gallitano, Chairman
Robert Miller
John Shields
INFORMATION ON INDEPENDENT PUBLIC ACCOUNTANTS
The firm of Ernst & Young LLP (“EY”), registered public accounting firm, audited our accounts and the accounts of our wholly-owned subsidiaries for the fiscal years ended December 31, 2005, and January 1, 2005, and reviewed our financial statements included in our quarterly reports on Form 10-Q for 2005 and 2004. We engaged EY as our auditor in February of 2004.

	Ernst & Young
	2005	2004
Audit Fees (1)	$1,233,335	$504,500
Audit Related Fees (2)	50,350	21,000

	$1,283,685	$525,500

(1)	Audit Fees consist of fees for professional services rendered for the audit of our annual consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports on Form 10-Q, and with regard to EY, are agreed to amounts, regardless of when paid. This category included fees relating to issuance of convertible debentures and fees for professional services rendered by EY for the audits of (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

(2)	Audit–Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported in “Audit Fees.” This category included fees for the consent of audit opinion in the filing of forms S-8 and S-3, the audit of past administrative practices in the Company’s 401(k) plan and store sales audits as required by certain store leases.
Pre-approval Policies and Procedures. The Charter of the Audit Committee requires that the Audit Committee evaluate the independence of the Company’s independent auditors and review and pre-approve all non-audit services to being rendered by our outside auditors. The Audit Committee requires that management and the outside accountants bring to its attention all such proposed non-audit services. The Audit Committee pre-approved all non-audit services. The Audit Committee has considered whether the provision of these services is compatible with the maintenance of the independence of Ernst & Young LLP and has determined that providing these services has not undermined their independence.

PROPOSAL 2 — RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
The Audit Committee, on behalf of the Board of Directors, has selected Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 30, 2006, and has further directed that we submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Approval of the selection of independent auditors is not required by our bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
Vote Required for Approval. The affirmative vote of a majority of votes cast on the proposal at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as negative votes. Broker non-votes will not be counted for any purpose in determining whether the proposal has been approved.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR PROPOSAL 2
PROPOSAL 3 — APPROVAL OF PROPOSED 2006 EQUITY INCENTIVE PLAN
In October 1996, the Company’s stockholders approved the Wild Oats Markets, Inc. 1996 Equity Incentive Plan (the “1996 Plan”). The 1996 Plan by its terms expires in 2006, and the Company believes that the ability to issue stock options, stock and restricted stock units are an integral part of the Company’s overall compensation strategy. At the Annual Meeting, stockholders will be asked to approve a successor plan, the “Wild Oats Markets, Inc. 2006 Equity Incentive Plan” (the “2006 Plan”), which was approved by the Compensation Committee (the “Committee”) and the Board of Directors on February 8, 2006.
The Board and Committee approved the 2006 Plan and recommend its submission to the Company’s stockholders for consideration and approval because the Board believes the 2006 Plan is necessary to the Company for the following reasons:
•	To attract, retain, motivate and reward employees, non-employee directors and advisors to the Company;

•	To provide equitable and competitive compensation opportunities; and

•	To promote creation of long-term value for stockholders by closely aligning the interests of employees and directors with the interests of stockholders.
The Board and the Committee intend to continue to use awards linked to common stock and cash-based incentive awards to provide incentives for the achievement of important operational and/or financial performance objectives and to promote the long-term success of the Company. Therefore, they view the 2006 Plan as a key element of the Company’s overall compensation program.
Under the 2006 Plan, the Company proposes to reserve approximately 2,350,000 shares of common stock for equity awards. The shares reserved include the sum of: 2,000,000 shares (approximately 7% of shares outstanding as of December 31, 2005); plus all shares remaining available for issuance under the 1996 Plan, approximately 350,000 shares (or 1.2% of shares outstanding as of March 9, 2006). Assuming no change after March 9, 2006, in the total number of shares outstanding and equity awards outstanding, upon approval of the 2006 Plan, the total number of shares of Company common stock that will be available for future awards under the 2006 Plan will be approximately 2.35 million shares, or 8.3% of outstanding shares of the Company’s common stock. The total number of shares of Company common stock that will be subject to outstanding awards and available for future awards under all equity compensation plans of the Company will be approximately 5.2 million shares, or 18% of shares outstanding. To the extent that outstanding awards under the 1996 Plan are terminated before exercise or vesting, the shares underlying such awards will revert to the pool of shares available under the 1996 Plan and, if such reversion occurs prior to the date of approval of the 2006 Plan, will increase the total number of shares reserved under the 2006 Plan.
If approved by stockholders, the 2006 Plan will replace the Company’s 1996 Plan, which will terminate upon approval of the 2006 Plan, and no shares will remain available under the 1996 Plan. Outstanding awards not yet exercised under the 1996 Plan will not terminate, and will remain subject to the terms of the 1996 Plan and may be exercised in accordance with such terms. If stockholders decline to approve the 2006 Plan, awards will not be granted under the 2006 Plan; however the 1996 Plan, as previously approved by stockholders, would remain in effect until its expiration in October 2006.
The terms of the 2006 Plan are generally intended to comply with the requirements and current guidance for deferred compensation under Section 409A (“Section 409A”) of the Internal Revenue Code (the “Code”). Future awards under the 2006 Plan will be granted in the discretion of the Committee and, therefore, the type, number, recipients, and other terms of such awards cannot be determined at this time.
A summary of the material features of the 2006 Plan follows. It is subject to, and you should also review, the full text of the 2006 Plan, which can be found at Appendix A.
Overview of 2006 Plan Awards
     The 2006 Plan authorizes a broad range of awards, including:
•	stock options;

•	stock appreciation rights (‘SARs”);

•	restricted stock, a grant of actual shares subject to a risk of forfeiture and restrictions on transfer;

•	a contractual commitment to deliver shares at a future date (“restricted stock units” or “RSUs”);

•	other awards based on common stock;

•	dividend equivalents;

•	performance shares or other stock-based performance awards; these are in effect deferred stock or restricted stock awards that may be earned by achieving specific performance objectives;

•	cash-based performance awards tied to achievement of specific performance objectives; and

•	shares issuable in lieu of rights to cash compensation.
Vote Required for Approval
Approval of the 2006 Plan will require the affirmative vote of a majority of the total votes cast on the proposal. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as negative votes. Broker non-votes will not be counted for any purpose in determining whether the proposal has been approved.
Reasons for Stockholder Approval
The Board seeks approval of the 2006 Plan by stockholders in order to meet the requirements of the NASDAQ National Market and to satisfy requirements of tax law to help preserve the Company’s ability to claim tax deductions for compensation to executive officers. Also, stockholder approval will permit designated stock options to qualify as incentive stock options under the Internal Revenue Code. Such qualification can give the holder of the options more favorable tax treatment, as explained below. In addition, the Board regards stockholder approval of the 2006 Plan to be consistent with corporate governance best practices.

With regard to the satisfaction of tax law requirements to help preserve the Company’ ability to claim tax deductions for compensation made to executive officers, Section 162(m) of the Code limits the deductions a publicly held company can claim for compensation in excess of $1 million in a given year paid to the Chief Executive Officer and the four other most highly compensated executive officers serving on the last day of the fiscal year (these are referred to as the “named executive officers”). “Performance-based” compensation that meets certain requirements is not counted against the $1 million deductibility cap, and therefore remains fully deductible. For purposes of Section 162(m), approval of the 2006 Plan will be deemed to include approval of the general business criteria upon which performance objectives for performance-based awards are based, described below under the captions “Description of the 2006 Plan-Performance-Based Awards” and “Annual Incentive Awards.” Stockholder approval of general business criteria, without specific targeted levels of performance, will permit qualification of incentive awards for full tax deductibility for a period of five years under Section 162(m). Stockholder approval of the performance goal inherent in stock options (increases in the market price of stock) is not subject to a time limit under Section 162(m).
Description of the 2006 Plan
Eligibility. Employees, directors, advisors and consultants of the Company or its subsidiaries or other related entities will be eligible for awards under the 2006 Plan. Any person who is offered employment will also be eligible but cannot receive any benefit under his or her award until after beginning employment with the Company or a subsidiary. The Board of Directors (currently eight members) and all employees (currently approximately 8,600 individuals) will be eligible to participate under the terms of the 2006 Plan.
Shares Reserved Under the 2006 Plan. If the 2006 Plan is approved by the Company’s stockholders, approximately 2.35 million shares will be reserved for issuance under the 2006 Plan, representing 350,000 shares (the number of shares remaining available for grants under the 1996 Plan as of March 9, 2006), plus 2,000,00 shares. On March 8, 2006, the closing sale price of the Company’s common stock was $17.68 per share. The 2006 Plan contains a fungible pool design whereby full-value awards (meaning awards other than stock options or SARs) will count against the available pool of shares at a 3:2 ratio. Therefore, in connection with the 2.35 million shares available, the Company could issue shares in connection with up to 2.35 million stock options or SARs, 1.56 million full-value awards (meaning awards other than stock options or SARs), or some combination of full-value awards and options such that only two full-value awards may be granted in exchange for every three options available under the 2006 Plan. The maximum aggregate number of shares of stock that may be granted in the form of incentive stock options is 2,350,000 shares.
Share Counting. The 2006 Plan provides share counting rules that govern how shares are counted against the number reserved. If any award expires unexercised or is forfeited, the shares subject to such award will remain available under the 2006 Plan.
Per-Person Award Limitations. The 2006 Plan includes a limitation on the amount of awards that may be granted to any one participant in a given year in order to qualify awards as “performance-based” compensation not subject to the limitation on deductibility under Code Section 162(m). Under this annual per-person limitation, no participant may in any year be granted share-denominated awards under the 2006 Plan relating to more than his or her “Annual Limit” for each type of award. The Annual Limit for each type of award equals 500,000 shares plus the amount of the participant’s unused Annual Limit for that type of share-based award as of the close of the previous year, subject to adjustment for splits and other extraordinary corporate events. In the case of cash-denominated awards, the 2006 Plan limits performance awards that may be earned by a participant to the participant’s defined Annual Limit, which for this purpose equals $1 million plus the amount of the participant’s unused cash Annual Limit as of the close of the previous year. The per-person limit for cash-denominated performance awards does not operate to limit the amount of share-based awards, and vice versa. All of these per-person limits apply only to awards under the 2006 Plan, and do not limit the Company’s ability to enter into compensation arrangements outside of the 2006 Plan.
Restriction on Repricing. The 2006 Plan includes a restriction providing that, without stockholder approval, the Company will not amend, replace, or buy out options or stock appreciation rights previously granted under the 2006 Plan in a transaction that constitutes a “repricing.” In general, the New York Stock Exchange and Nasdaq National Market rules define a “repricing” as amending the terms of an option after it is granted to lower its exercise price. Adjustments to the exercise price or number of shares subject to an option or SAR to reflect the effects of a stock split or other extraordinary corporate transaction will not constitute a “repricing.”

Adjustments. The Plan authorizes the Committee to make equitable adjustments to the number and kind of shares subject to the share limitations, including the total shares reserved and available and individual participants’ share-based Annual Limits in the event of a recapitalization, forward or reverse split, stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, large, special and non-recurring dividend or distribution (whether in the form of cash or property other than stock), liquidation, dissolution or other similar corporate transaction or event affecting the common stock. In the case of outstanding awards, the Committee must adjust such awards upon the occurrence of these types of events so as to preserve, without enlarging, the rights of participants. Such adjustments may include appropriate changes to exercise prices or other award terms, in addition to changes in the number and kind of shares subject to the award. The Committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles, except that adjustments to awards intended to qualify as “performance-based” generally must conform to requirements imposed by Section 162(m).
Administration. The 2006 Plan will be administered by the Committee, except that the Board may itself act to administer the 2006 Plan. The Board must perform the functions of the Committee for purposes of granting awards to members of the Committee. (References to the “Committee” herein mean the Committee or the full Board exercising authority with respect to a given award.) Subject to the terms and conditions of the 2006 Plan, the Committee is authorized to select participants, determine the type and number of awards to be granted and the number of shares to which awards will relate or the amount of a performance award, specify times at which awards will be exercisable or settled, including performance conditions that may be required as a condition thereof, set other terms and conditions of such awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2006 Plan, and make all other determinations which may be necessary or advisable for the administration of the 2006 Plan. In addition, the Committee may delegate its authority under the 2006 Plan to the extent permitted by the Delaware General Corporation Law, except delegation is limited with respect to awards to executive officers where necessary to meet requirements under Rule 16b-3(d) under the Securities Exchange Act of 1934 or Code Section 162(m). Nothing in the 2006 Plan precludes the Committee from authorizing payment of other compensation, including bonuses based upon performance, to officers and employees, including the executive officers, outside of the 2006 Plan. The 2006 Plan provides that Committee members shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the 2006 Plan.
Stock Options and SARs. The Committee is authorized to grant stock options, including both incentive stock options (“ISOs”), which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. SARs may also be granted, entitling the participant to receive the excess of the fair market value of a share on the date of exercise over the SARs designated “base price.” The exercise price of an option and the base price of a SAR are determined by the Committee, but may not be less than the fair market value of the shares on the date of grant except as described below under “Other Terms of Awards”. The maximum term of each option or SAR will be ten years. Subject to this limit, the times at which each option or SAR will be exercisable and provisions requiring forfeiture of unexercised options or SARs (and in some cases gains realized by exercise of the award) at or following termination of employment or upon the occurrence of other events generally are fixed by the Committee. Options may be exercised by payment of the exercise price in cash, shares having a fair market value equal to the exercise price or surrender of outstanding awards or other property having a fair market value equal to the exercise price, as the Committee may determine. This may include withholding of option shares to pay the exercise price. The Committee also is permitted to establish procedures for broker-assisted cashless exercises. Methods of exercise and settlement and other terms of SARs will be determined by the Committee. SARs may be exercisable for shares or for cash, as determined by the Committee. Options and stock-settled SARs may be granted on terms that cause such awards not to be subject to Section 409A. Alternatively, such awards and cash-settled SARs may have terms that cause those awards to be deemed deferral arrangements subject to Section 409A. The Committee may require that outstanding options be surrendered in exchange for a grant of SARs with economically equivalent terms.
Restricted Stock and RSUs. The Committee is authorized to grant awards of restricted stock and RSUs. Prior to the end of the restricted period, shares granted as restricted stock may not be sold and will be forfeited in the event of termination of employment in specified circumstances. The Committee will establish the length of the restricted period for awards of restricted stock. Such awards may vest on an accelerated basis in the event of death, disability, or retirement, or a change in control or other special circumstances. Aside from the risk of forfeiture and non-transferability, an award of restricted stock entitles the participant to the rights of a stockholder of the Company, including the right to vote the shares and to receive dividends, unless otherwise determined by the Committee.

RSUs give a participant the right to receive shares at the end of a specified period. The Committee will establish any vesting requirements for RSUs granted for continuing services. One advantage of RSUs, as compared to restricted stock, is that the period during which the award is deferred as to settlement can be extended past the date the award becomes non-forfeitable, so the Committee can require or permit a participant to continue to hold an interest tied to common stock on a tax-deferred basis. Prior to settlement, RSUs carry no voting or dividend rights or other rights associated with stock ownership, but dividend equivalents will be paid or accrue if authorized by the Committee.
Other Stock-Based Awards, Stock Bonus Awards, and Awards in Lieu of Other Obligations. The 2006 Plan authorizes the Committee to grant awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to common stock. The Committee will determine the terms and conditions of such awards, including the consideration to be paid to exercise awards in the nature of purchase rights, the periods during which awards will be outstanding, and any forfeiture conditions and restrictions on awards. In addition, the Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other awards in lieu of obligations under the 2006 Plan or other plans or compensatory arrangements, subject to such terms as the Committee may specify.
Performance-Based Awards. The Committee may grant performance awards, which may be cash-denominated awards or share-based awards. Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition to awards being granted or becoming exercisable or settleable, or as a condition to accelerating the timing of such events. Performance may be measured over a period of any length specified by the Committee, but if so determined by the Committee, in order to avoid the limitations on tax deductibility under Section 162(m) of the Code, the performance will be measured over a period of at least one year, and the business criteria used by the Committee in establishing performance goals applicable to performance awards to the named executive officers will be selected from among the following: (1) earnings (net of or including dividends); (2) EBIT or EBITDA; (3) gross or net revenue or changes in annual revenues; (4) cash flow(s) (including operating or net cash flow(s)); (5) financial return ratios; (6) total stockholder return, stockholder return based on growth measures or the attainment by the shares of a specified value for a specified period of time, share price or share price appreciation; (7) earnings growth or EPS growth; (8) return measures, including return or net return on assets, net assets, equity, capital or gross sales; (9) adjusted pre-tax margin; (10) pre-tax profits; (11) operating margins, operating profits; or operating expenses; (12) dividends; (13) net income or net operating income; (14) growth in operating earnings or growth in EPS; (15) value of assets; (16) market share or market penetration with respect to specific designated products or product groups or specific geographic areas; (17) aggregate product price and other product measures; (18) expense or cost levels; (19) reduction of losses, loss ratios or expense ratios; (20) reduction in fixed costs; (21) operating cost management; (22) cost of capital; (23) debt reduction; (24) productivity improvements; (25) average inventory turnover; (26) satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures; (27) advertising efficiency; (28) customer satisfaction based on specified objective goals or a Company-sponsored customer survey; (29) employee diversity goals or employee turnover; (30) specified objective social goals; (31) safety record; (32) management of employment practices and employee benefits; (33) supervision of litigation and information technology; and (34) goals relating to acquisitions or divestitures of subsidiaries or joint ventures.
These goals may be set with fixed, quantitative targets, targets relative to past Company performance, or targets compared to the performance of other companies, such as a published or special index or a group of companies selected by the Committee for comparison. The Committee generally must establish the performance goals and the corresponding amounts payable (subject to per-person limits), and other terms of settlement, and all other terms of these awards, not later than 90 days after the beginning of the fiscal year. As stated above, performance awards granted to named executives are intended to constitute “performance-based compensation” not subject to the limitation on deductibility under Code Section 162(m). In order for a performance award to be earned, one or more of the performance objectives described in the preceding paragraph will have to be achieved. The Committee may specify additional requirements for the earning of such awards.
Other Terms of Awards. Awards may be settled in cash, shares, other awards or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an award, including shares issued upon exercise of an option subject to compliance with Code Section 409A, in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on any deferred amounts. The Committee is authorized to place cash, shares or other property in trusts or make other arrangements to provide for payment of the Company’s obligations under the 2006 Plan, but is also authorized to make no such arrangements. The Committee may condition awards on the payment of taxes, and may provide for mandatory or elective withholding of a portion of the shares or other property to be distributed in order to satisfy tax obligations. Awards granted under the 2006 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Committee may permit transfers of awards other than incentive stock options on a case-by-case basis, so long as such transfer is not for consideration. This flexibility can allow for estate planning and other kinds of transfers consistent with the incentive purpose of the 2006 Plan.
Awards under the 2006 Plan may be granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant awards in substitution for, exchange for or as a buyout of other awards under the 2006 Plan, awards under other Company plans, or other rights to payment from the Company, and may exchange or buy out outstanding awards for cash or other property provided that in no event may such substitution, exchange or buyout occur if it is deemed to be a “repricing”. The Committee also may grant awards in addition to and in tandem with other awards or rights.
Terms of Awards set by the Committee, including exercise prices, performance conditions and vesting conditions, generally will be reflected in award agreements between the Company and the participant.
Dividend Equivalents. The Committee may grant dividend equivalents. These are rights to receive payments equal in value to the amount of dividends paid on a specified number of shares of common stock while an award is outstanding. These amounts may be in the form of cash or rights to receive additional awards or additional shares of common stock having a value equal to the cash amount. The awards may be granted on a stand-alone basis or in conjunction with another award.
Forfeiture of Award Gains. The 2006 Plan contains certain restrictions, including non-compete, non-solicitation and non-disclosure provisions, which govern the behavior of participants during their employment or other service with the Company and for 12 months after termination of service or employment. Compliance with these restrictions is a pre-condition to a participant’s right to realize and retain any gain from awards under the 2006 Plan. In the event that a participant fails to comply with these restrictions (a “Forfeiture Event”), the Company has the right to recover all gains derived from 2006 Plan-based awards realized by that participant at any time after the date six months prior to the Forfeiture Event or, after termination of employment or service, six months prior to the participant’s termination of employment or service, and to cancel any outstanding awards. The Company has discretion to waive or modify the Company’s right to forfeiture.
Change in Control. Upon a Change in Control of the Company (as defined in the 2006 Plan), the Committee has the discretion to accelerate vesting of Awards, removal of restrictions and to provide that performance conditions will be deemed satisfied. In certain circumstances, the Committee has the discretion to terminate outstanding options and SARs after first providing participants with a reasonable opportunity to exercise the award. Awards subject to Section 409A in some cases will be subject to a requirement that the Change in Control event also constitutes a “change in the ownership or effective control” of the Company, or in the ownership of a substantial portion of the assets of the Company, as determined under Section 409A. In addition, Section 409A may impose other limitations on the rights of participants in connection with a Change in Control.
Amendment and Termination of the 2006 Plan. The Board may amend, suspend, discontinue, or terminate the 2006 Plan or the Committee’s authority to grant awards thereunder without stockholder approval, except as required by law or regulation or under the NASDAQ National Market rules. NASDAQ rules now require stockholder approval of any material revision to a plan such as the 2006 Plan. Under these rules, however, stockholder approval will not necessarily be required for amendments that might increase the cost of the 2006 Plan. Unless earlier terminated, the authority of the Committee to make grants under the 2006 Plan will terminate ten years after the latest stockholder approval of the 2006 Plan, and the 2006 Plan will terminate when no shares remain available and the Company has no further obligation with respect to any outstanding award.

Federal Income Tax Implications of the 2006 Plan
The Company believes that under current law the following federal income tax consequences generally would arise with respect to awards under the 2006 Plan. The following provides only a general description of the application of federal income tax laws to certain awards under the 2006 Plan. This discussion is intended as general information for stockholders to consider in determining how to vote at the Annual Meeting and not as tax guidance to participants in the 2006 Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. Different tax rules may apply, including in the case of variations in transactions that are permitted under the 2006 Plan (such as payment of the exercise price of an option by surrender of previously acquired shares). This summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.
Stock Options and SARs. If stock options or SARs are not deemed to be deferral arrangements under Section 409A, the grant of the option or SAR will create no federal income tax consequences for the participant or the Company. A participant will not have taxable income upon exercising an option that is an ISO, except that the alternative minimum tax may apply. Upon exercising an option that is not an ISO, the participant generally must recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and nonforfeitable shares acquired on the date of exercise. Upon exercising an SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the shares received.
Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the ISO shares at the date of exercise minus the exercise price or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant’s sale of shares acquired by exercise of an option generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax “basis” in such shares. The tax “basis” normally is the exercise price plus any amount he or she recognized as ordinary income in connection with the option’s exercise. A participant’s sale of shares acquired by exercise of a SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the tax “basis” in the shares, which generally is the amount he or she recognized as ordinary income in connection with the SARs exercise.
The Company normally can claim a tax deduction equal to the amount recognized as ordinary income by a participant in connection with an option or SAR, but no tax deduction relating to a participant’s capital gains. Accordingly, the Company will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the applicable ISO holding periods before selling the shares.
An option or SAR with deferral features or other features may be subject to Code Section 409A, which applies to deferral arrangements. In such case, the distribution to the participant of shares relating to the award would have to meet certain restrictions in order for the participant not to be subject to tax and a tax penalty at the time of vesting. One significant restriction would be a requirement that the distribution not be controlled by the participant’s discretionary exercise of the option or SAR. If the distribution and other award terms meet applicable requirements under Section 409A, the participant would realize ordinary income at the time of distribution rather than earlier, with the amount of ordinary income equal to the distribution date value of the shares less any exercise price actually paid. The Company would not be entitled to a tax deduction at the time of exercise, but would become entitled to a tax deduction at the time shares are delivered at the end of the deferral period.
Other Awards. Awards other than options and SARs that result in a transfer to the participant of cash or shares or other property generally will be structured under the 2006 Plan to meet applicable requirements under Code Section 409A. If no restriction on transferability or substantial risk of forfeiture applies to amounts distributed to a participant, the participant generally must recognize ordinary income equal to the cash or the fair market value of shares actually received. Thus, for example, if the Company grants an award of RSUs that requires deferral of receipt of cash or shares under a vested award, the participant should not become subject to income tax until the end of the deferral period, and the Company’s right to claim a tax deduction will be likewise deferred. On the other hand, if a restriction on transferability and substantial risk of forfeiture applies to shares or other property actually distributed to a participant under an award (such as, for example, a grant of restricted stock), the participant generally must recognize ordinary income equal to the fair market value of the transferred amounts at the earliest time either the transferability restriction or risk of forfeiture lapses. In all cases, the Company can ordinarily claim a tax deduction in an amount equal to the ordinary income recognized by the participant, except as discussed below. A participant may irrevocably elect to be taxed at the time of grant of restricted stock or other property rather than upon lapse of restrictions on transferability or the risk of forfeiture (Section 83(b) election).

Effective January 1, 2005, Section 409A imposes new election, payment and funding requirements on “nonqualified deferred compensation” plans. Any award that is deemed to be a deferral arrangement (excluding certain exempted short-term deferrals) will be subject to Section 409A. If a nonqualified deferred compensation arrangement subject to section 409A fails to meet, or is not operated in accordance with, the requirements of Section 409A, then compensation deferred under the arrangement may become immediately taxable and subject to a 20 percent additional tax. Certain awards that may be issued under the 2006 Plan may constitute a “deferral of compensation” subject to the requirements of Section 409A.
Performance-Based Compensation. As discussed above, compensation that qualifies as “performance-based” compensation is excluded from the $1 million deductibility cap of Code Section 162(m), and therefore generally remains fully deductible by the Company. Under the 2006 Plan, options and SARs granted with an exercise price or base price at least equal to 100% of fair market value of the underlying stock at the date of grant and certain other awards which are conditioned upon achievement of performance goals are intended to qualify as such “performance-based” compensation. A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation under the 2006 Plan will be fully deductible under all circumstances.
Board Recommendation
The Board recommends a vote “For” approval of the 2006 Plan. Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” approval of the 2006 Plan

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR PROPOSAL 3

EQUITY COMPENSATION PLAN INFORMATION
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
At the end of fiscal 2005, the Company had five equity compensation plans, one of which, the “Wild Oats Markets, Inc. 1996 Equity Incentive Plan” was adopted with the approval of security holders. Under the 1996 Plan, the Company may, from time to time, issue non-qualified stock options and incentive stock options, exercisable for shares of the Common Stock, stock bonuses and rights to purchase restricted Common Stock, to employees and members of the Board of Directors. As of December 31, 2005, 4,650,220 shares of common stock were reserved for issuance under the 1996 Plan, and 493,968 shares were available for grant. The 1996 Plan expires according to its terms in October 2006.
The following table provides certain information concerning Wild Oats Markets, Inc. common stock authorized for issuance under the Company’s five equity compensation plans as of December 31, 2005:

Number of
	Number of		Securities
	Securities to be	Weighted-	Remaining
	Issued Upon	Average	Available for Future
	Exercise of	Exercise Price	Issuance Under
	Outstanding	of Outstanding	Equity
	Options and	Options and	Compensation
Plan Category	RSUs	RSUs (1)	Plans (2)
	(a)	(b)	(c)
Equity compensation plans approved by security holders: the 1996 Plan	2,161,021	$10.5975	493,968

Equity compensation plans not approved by security holders (four plans)(3)	485,092	8.3959	105,451

TOTAL	2,646,113	$10.2144	599,419

(1)	In dollars per share.

(2)	Excludes securities reflected in column (a) above.

(3)	See Equity Compensation Plan Information — Plans Not Subject to Security Holders Action, for a narrative summary of the material features of each plan.
EQUITY COMPENSATION PLANS ADOPTED WITHOUT THE APPROVAL OF SECURITY HOLDERS
At the end of fiscal 2005, four equity compensation plans created pursuant to exemptions from the requirement for security holder approval were in existence. In October 2001, the Company created the “2001 Non-Officer/Non-Director Stock Option Plan” (the “2001 Plan”), under which grants of nonqualified stock options could be made to employees of the Company. Neither executive nor officers are eligible to receive grants of options under the terms of the 2001 Plan. The Board determines the vesting schedule and exercise price of options under the 2001 Plan. Under the 2001 Plan, the exercise price of nonqualified stock options cannot be less than 85% of fair market value of the common stock on the grant date. The options vest over four years and expire ten years after grant if not terminated earlier pursuant to the terms of the 2001 Plan. As of December 31, 2005, 486,000 shares of common stock were reserved for issuance under the 2001 Plan, and options for 105,451 shares were available for grant.
As of December 31, 2005, three individual equity incentive plans were in existence that were previously created as inducements to accept employment with the Company for Bruce Bowman, Senior Vice President of Business Development; Stephen Kaczynski, Senior Vice President, Sales and Merchandising; and Robert Dimond, Chief

Financial Officer and Senior Vice President. The individual equity incentive plans provide for the grant of nonqualified stock options to the named individuals, with the respective exercise prices set at the fair market value of the stock on the date of creation of the respective plan. All options available for grant under the individual plans have been granted. The options expire ten years after grant if not terminated earlier pursuant to the terms of the plans. All individual equity incentive plans provide for vesting over four years. The Kaczynski Plan provides for 25% of the plan options vesting at the conclusion of one year, and 6.25% of the plan options vesting at the conclusion of each quarter thereafter. The Bowman Plan provides for equal monthly vesting over a four-year period. The Dimond Plan provides for 25% of the plan options vesting at the conclusion of one year, and equal monthly vesting thereafter. The number of shares reserved for issuance under the individual equity incentive plans are as follows: Bruce Bowman Equity Incentive Plan, 180,000 shares; Stephen Kaczynski Equity Incentive Plan, 50,000 shares; and Robert Dimond Equity Incentive Plan, 100,000 shares. During fiscal 2005, two equity incentive plans created as inducements to accept employment with the Company were terminated as a result of separation of employment of the named individuals.
INFORMATION ON MANAGEMENT AND CERTAIN SECURITY HOLDERS
EXECUTIVE OFFICERS
The following table sets forth certain information concerning the Executive Officers of the Company as of February 28, 2006.

Name	Age	Position
Perry D. Odak (1)	60	President and Chief Executive Officer
Bruce M. Bowman	53	Senior Vice President, Business Development
Freya R. Brier	48	Senior Vice President, General Counsel and Corporate Secretary
Robert B. Dimond	44	Chief Financial Officer and Senior Vice President
Stephen P. Kaczynski	52	Senior Vice President, Sales and Merchandising
Samuel Martin	49	Senior Vice President, Operations
Peter F. Williams	48	Vice President, Human Resources

(1)	See Directors Continuing in Office Until the 2006 Annual Meeting for a biography of Mr. Odak.
Bruce M. Bowman joined the Company as Senior Vice President of Technology and Logistics in May 2001 and was named Senior Vice President, Operations in September 2001. In August 2004, Mr. Bowman was named Senior Vice President, Business Development. Prior to joining the Company, Mr. Bowman was Senior Director of Operations (August 1995 to January 2001) and COO (June 1996 to January 2001) at Ben & Jerry’s Homemade, Inc., a multi-national frozen dessert marketer and manufacturer. Prior to Ben & Jerry’s, Mr. Bowman was Senior Vice President of Operations (April 1991 to August 1995) at Tom’s Foods, Inc., a food manufacturing company, and held numerous other senior positions at Tom’s Foods, Inc. from 1985 to 1991.
Freya R. Brier joined the Company as General Counsel in November 1996 and was named Vice President, Legal in July 1997. In August 2004, Ms. Brier was named Senior Vice President, Real Estate. Ms. Brier was Assistant Secretary of the Company from 1997 through 2001, and Secretary since August 2001. Ms. Brier was named Chief Ethics Officer in October 2002. Ms. Brier was Corporate Counsel for Synergen, Inc. from January 1993 through January 1995, and a legal consultant to Amgen, Inc. from February 1995 to November 1996. Prior to joining Synergen, Ms. Brier was a partner with the Denver law firm of Holme Roberts & Owen LLP.
Robert B. Dimond joined the Company as Chief Financial Officer and Senior Vice President in April 2005. Mr. Dimond was most recently with Penn Traffic Company as Executive Vice President and Chief Financial Officer. Prior to that, Mr. Dimond was Executive Vice President, Chief Financial Officer and Treasurer from 2000 to

November 2004 with Nash Finch Company, and Group Vice President and Chief Financial Officer from 1999 to 2000 with Kroger Co., Western Region. Mr. Dimond is a certified public accountant in the state of Utah.
Stephen P. Kaczynski joined the Company as Senior Vice President, Sales and Merchandising in April 2001. Prior to joining the Company, Mr. Kaczynski was employed by Giant Food Stores, Inc., a division of Ahold U.S.A, from 1996 through 2000, most recently as Executive Vice President of Sales and Marketing. In such capacity, Mr. Kaczynski was responsible for promotions, merchandising, pricing, procurement and media, both print and electronic. Commencing in 1990 and continuing through 1995, Mr. Kaczynski was employed by Edwards, a division of Giant Foods, most recently holding vice president positions in each of Perishables and Meat/Seafood.
Samuel Martin joined the Company as Senior Vice President of Operations in January 2006. Mr. Martin was most recently the Senior Vice President of Supply Chain for Shopko Stores Inc., from April 2005 through December 2005. Mr. Martin joined ShopKo in April 2003 as Vice President of Distribution and Transportation, and continued in that capacity until April 2005. From 1998 until 2003, Mr. Martin was Regional Vice President, Western Region, and General Manager for Toys R Us. Prior to that, Mr. Martin served in a variety of operational roles in his 24-year tenure with Fred Meyer Stores.
Peter F. Williams joined the Company as Vice President, Human Resources in December 1997. Prior to joining the Company, Mr. Williams was with Boston Chicken, Inc., serving most recently as Senior Director of Human Resources from 1992 to April 1997. Prior to joining Boston Chicken, Mr. Williams was Vice President of Human Resources for S&A Restaurant Corporation overseeing the human resource functions for Steak and Ale and Bennigan’s restaurants.
MANAGEMENT INDEBTEDNESS
In March 2001, as part of his employment arrangement with the Company, Perry Odak, the Company’s Chief Executive Officer, President, and a member of the Board of Directors, purchased 1,332,649 shares of common stock for $6.969 per share for an aggregate purchase price of $9.29 million. Payment of $0.001 per share was made on the purchase date, the balance being paid by delivery of a full recourse, five-year promissory note from Mr. Odak to the order of the Company in the principal amount of $9,273,905, with interest accruing at 5.5% per annum, compounding semiannually (the “Note”). The Note has been reflected on the Company’s balance sheet in stockholder’s equity as “note receivable, related party”. The terms of the Note provided that it may be paid through the remittance of shares back to the Company, with the number of shares required for payment determined by the outstanding principal balance of the Note plus accrued interest on the payment date, divided by the most recent closing price of the Company’s stock on the NASDAQ National Market. On February 19, 2006, Mr. Odak satisfied the Note in full by payment of $12,138,902, through the remittance to the Company of 678,530 shares of the Company’s common stock. The remitted shares are reflected as treasury shares on the Company’s consolidated balance sheet and reduced the Company’s number of shares outstanding by 678,530 shares.
TRANSACTIONS WITH MANAGEMENT
See Management Indebtedness for a discussion of the February 2006 payment in full to the Company of a promissory note from Perry Odak, President, Chief Executive Officer and member of the Board.
Mark A. Retzloff is a current member of the Company’s Board of Directors, and sits on its Real Estate Committee. Mr. Retzloff has declined to stand for re-election at the Annual Meeting, citing other commitments. Mr. Retzloff is Chief Organic Officer of Aurora Organic Dairy, which derives 6% of its total revenues from sales of organic milk to the Company under the Company’s private label brand. A majority of these purchases are made primarily through the Company’s primary distributor, United Natural Foods, Inc. and therefore are indirect in nature.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. The following executive officers during fiscal 2005 had changes in beneficial ownership that were not timely reported under Section 16(a): (1) Dan Bolstad, Bruce Bowman, Freya Brier, Edward Dunlap, Stephen Kaczynski, and Peter Williams, each of whom filed a late Form 4 reporting receipt of an option grant; and (2) Stephen Kaczynski and Peter Williams, each of whom filed one late report on Form 4 reporting a sale of Company stock.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the ownership of the Company’s common stock as of February 20, 2006, by: (i) the executive officers named under Compensation of Directors and Executive Officers in the Summary Compensation Table; (ii) each director; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock. All share amounts have been adjusted for 3-for-2 splits of the common stock in January 1998 and December 1999.

	Number of Shares	Percent
	Beneficially	Beneficially Owned
Name of Beneficial Owner	Owned (1)	(%) (2)
Yucaipa Group (3)	4,320,600	15.2%
c/o The Yucaipa Companies LLC, 9130 W. Sunset Boulevard, Los Angeles, California 90069
T. Rowe Price Associates, Inc (4)	2,618,290	9.2%
100 E. Pratt Street, Baltimore, MD 21202
The TCW Group, Inc. (5)	2,178,197	7.6%
865 South Figueroa Street, Los Angeles, CA 90017
Wellington Management Company, LLP (6)	1,784,100	6.3%
75 State Street, Boston, MA 02109
Prentice Capital Management, LP and Michael Zimmerman (7)	1,356,306	4.8%
623 Fifth Avenue, 32nd Floor, New York, New York 10022
Perry D. Odak (8)	840,787	2.9%
3375 Mitchell Lane, Boulder, CO 80301
Robert G. Miller (9)	38,610	*
Stacey J. Bell (10)	47,600	*
David M. Chamberlain (11)	145,472	*
Brian D. Devine (12)	110,243	*
David J. Gallitano (13)	52,679	*
Mark A. Retzloff (14)	55,314	*
John A. Shields (15)	387,939	1.0%
Bruce M. Bowman (16)	239,623	*
Freya R. Brier (17)	153,318	*
Robert Dimond (18)	2,083	*
Stephen P. Kaczynski (19)	199,081	*
All executive officers and directors as a group (14 persons) (20)	2,334,170	8.2%

*	Less than one percent.
(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Beneficial ownership information is based on most recent Form 3, 4 and 5 and 13D and 13G filings with the Securities and Exchange Commission and reports made directly to the Company. Shares of common stock subject to options, restricted stock, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days of February 20, 2006, are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)	Percentage of ownership is based on 28,443,272 shares of common stock outstanding as of February 20, 2006. Percentage of ownership and shares outstanding reflect the acquisition of shares of common stock by the Company, as discussed in Management Indebtedness.

(3)	The Yucaipa Group consists of the following: (i) Ronald W. Burkle, (ii) Yucaipa American Management, LLC, a Delaware limited liability company (“Yucaipa American”), (iii) Yucaipa American Funds, LLC, a Delaware limited liability company (“Yucaipa American Funds”), (iii) Yucaipa American Alliance Fund I, LLC, a Delaware limited liability company (“YAAF LLC”), (iv) Yucaipa American Alliance Fund I, LP, a Delaware limited partnership (“YAAF”) and (v) Yucaipa American Alliance (Parallel) Fund I, LP (“YAAF Parallel”) and, together with Mr. Burkle, Yucaipa American, Yucaipa American Funds, YAAF LLC and YAAF, the “Reporting Persons”). Mr. Burkle is the managing member of Yucaipa American, which is the managing member of Yucaipa American Funds, which is the managing member of YAAF LLC, which, in turn, is the general partner of each of YAAF and YAAF Parallel. Mr. Burkle, Yucaipa American, Yucaipa American Funds, YAAF LLC have shared voting power and shared dispositive power over the full number of shares. YAAF is the direct beneficial owner of 2,540,065 shares. YAAF Parallel is the direct beneficial owner of 1,780,535 shares. Mr. Burkle disclaims any beneficial ownership of the shares (except to the extent of his pecuniary interest in YAAF and YAFF Parallel.

(4)	T. Rowe Price Associates, Inc. has sole voting power over 737,200 shares and sole dispositive power over 2,618,290 shares, and disclaims that it is the beneficial owner of such securities.

(5)	The TCW Group, Inc., is the parent holding company and is the beneficial owner, along with its relevant subsidiaries: Trust Company of the West, TWC Asset Management Company, TCW Investment Management Company (collectively, the “TCW Business Unit”). The TCW Group, Inc. has shared power to vote 1,424,897 shares and shared dispositive power over 2,178,197 shares.

(6)	Consists of 1,343,600 shares of which Wellington Management Company LLP has shared voting power, and 1,691,400 shares over which Wellington Management Company LLP has shared dispositive power.

(7)	Consists of 1,356,306 shares over which each of Prentice Capital management, LP and Michael Zimmerman have shared voting and shared dispositive power. Mr. Zimmerman is the managing member of (a) Prentice Management GP, LLC, the general partner of Prentice Capital Management, LP and (b) Prentice Capital GP, LLC, the general partner of certain investment funds and managed accounts.

(8)	Consists of 658,286 shares and 182,501 of shares subject to stock options that are exercisable within 60 days of February 20, (8) 2006, held by Mr. Odak.

(9)	Consists of 38,610 restricted stock units that are exercisable within 60 days of February 20, 2006, held by Mr. Miller.

(10)	Consists of 47,600 restricted stock units and shares subject to stock options that are exercisable within 60 days of February 20, 2006, held by Dr. Bell.

(11)	Consists of 30,642 shares held by Mr. Chamberlain and 114,830 restricted stock units and shares subject to stock options that are exercisable within 60 days of February 20, 2006.

(12)	Consists of 110,243 restricted stock units and shares subject to stock options that are exercisable within 60 days of February 20, 2006, held by Mr. Devine.

(13)	Consists of 1,000 shares and 51,679 restricted stock units and shares subject to stock options that are exercisable within 60 days of February 20, 2006, held by Mr. Gallitano.

(14)	Consists of 10,000 shares and 45,314 restricted stock units and shares subject to stock options that are exercisable within 60 days of February 20, 2006, held by Mr. Retzloff.

(15)	Consists of 83,193 shares and 304,746 restricted stock units and shares subject to stock options that are exercisable within 60 days of February 20, 2006, held by Mr. Shields.

(16)	Consists of 25,228 shares and 214,395 shares subject to stock options that are exercisable within 60 days of February 20, 2006, held by Mr. Bowman.

(17)	Consists of 6,428 shares and 146,890 shares subject to stock options exercisable within 60 days of February 20, 2006, held by Ms. Brier.

(18)	Consists of 2,083 shares held by Mr. Dimond.

(19)	Consists of 12,083 shares and 186,998 shares subject to stock options that are exercisable within 60 days of February 20, 2006, held by Mr. Kaczynski.

(20)	Includes shares directly and indirectly owned, restricted stock units, and options exercisable within 60 days of February 20, 2006, for executive officers and directors as a group.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
COMPENSATION OF DIRECTORS
New non-employee members to the Board receive an option grant for 20,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on NASDAQ on the date of joining the Board, as compensation for joining the Board, vesting quarterly over one year. Each non-employee board member receives an award of 4,000 restricted stock units (“RSUs”), granted under the existing terms of the 1996 Plan, or, if approved, the 2006 Plan, as an annual grant for service on the Board. RSUs are exchanged for an equal number of shares of unrestricted common stock of the Company that the director will own outright. The RSU exchange for common stock occurs after expiration of a period occurring after the director’s service on the Board ends, such time period having been previously selected by the director prior to the first RSU grant. Board members receive $3,000 for attendance at each board meeting (whether in person or by telephone), and $2,000 for each committee meeting occurring on a date other than that of a board meeting (whether in person or by telephone). The Chairman of the Board receives an annual fee of $15,000. The Audit Committee Chairman receives an annual fee of $10,000. Each director may elect, on an annual basis, to receive meeting compensation and, if applicable, any chairman fees, in cash or in RSUs exchangeable in the future for that number of shares of the Company unrestricted common stock equal to 115% of the cash compensation to which the director was entitled, divided by the closing price of the Company stock on the date of meeting. RSUs issued in lieu of cash compensation vest immediately, while those issued as an annual grant vest over a one-year period. The Company will record compensation expense on each date upon which an RSU is granted equal to the fair market value of stock underlying the RSU on the date granted. Reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at each regular or special meeting of the Board of Directors is available to each non-employee director.
DIRECTOR GRANTS FOR FISCAL 2005
In fiscal 2005, the Company’s directors did not receive stock option grants, but received the following RSU grants in lieu of cash payments for participation in board and/or committee meetings:

Director	RSUs Received

Stacey J. Bell	5,668
David M. Chamberlain	5,965
Brian K. Devine	5,668
David J. Gallitano	7,932
Robert Miller	7,492
Perry D. Odak(1)	—
Mark A. Retzloff	5,668
John A. Shields	4,000

(1)	Mr. Odak, as an employee of the Company, received no stock compensation for his participation on the Board.
COMPENSATION OF EXECUTIVE OFFICERS
The following table sets forth, for the fiscal year ended December 31, 2005, and the two preceding fiscal years, compensation, including salary, bonuses, stock options and certain other compensation, awarded or paid to, or earned by: (i) the current Chief Executive Officer; and (ii) the Company’s four other most highly compensated executive officers whose annual salary and bonus exceeded $100,000 (the “Named Executive Officers”). The year ended January 1, 2005, was comprised of a 53 week year instead of the normal 52 weeks.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation
					Securities
					Underlying	All Other
Name and Position	Year	Salary ($)	Bonus ($)(1)		Options(#)(6)	Compensation ($)
Perry D. Odak	2005	500,000	472,500			33,280	(2)(3)(4)(5)
CEO and President	2004	519,231	—		—	18,267	(2)(3)(4)
	2003	500,000	—		—	14,838	(2)(3)(4)
Bruce M. Bowman	2005	284,231	222,700	(7)	12,000	7,116	(2)(3)
SVP, Business Development	2004	290,769	—		15,000	6,860	(2)(3)
	2003	280,000	—		—	75,458	(2)(3)(8)
Freya R. Brier	2005	241,923	166,950		12,000	11,647	(2)(3)(5)
SVP and General Counsel	2004	229,615	—		25,000	11,109	(2)(3)(5)
	2003	209,182	—		—	10,851	(2)(3)(5)
Robert B. Dimond(9)	2005	211,824	182,700		100,000	12,806	(3)(8)
SVP and CFO
Stephen P. Kaczynski	2005	280,577	185,850		12,000	1,411	(3)
SVP, Sales & Merchandising	2004	272,387	—		20,000	1,404	(3)
	2003	250,000	—		—	810	(3)

(1)	Bonus paid in 2006 for 2005 performance under the Company’s corporate office bonus program.

(2)	Includes the matching contribution made by the Company to the Named Executive’s 401(k) account.

(3)	Includes the Company’s payment of the individual’s group life insurance premium.

(4)	Includes the value of the use of a personal vehicle paid for by the Company.

(5)	Includes the matching contribution made by the Company to the Named Executive’s Deferred Compensation account

(6)	Includes options granted within the fiscal year indicated.

(7)	Includes an additional bonus of $40,000 paid to Mr. Bowman for 2005 performance.

(8)	Includes relocation reimbursement.

(9)	Mr. Dimond’s employment with the Company started in April 2005.
EXECUTIVE OFFICER OPTION GRANTS FOR FISCAL 2005
The aggregate award of stock options made to Named Executive Officers in fiscal 2005 was 136,000. The following table sets forth for the Named Executive Officers certain information regarding options granted in the fiscal year ended December 31, 2005:

					Potential Realizable Value at
		% of Total			Assumed Annual Rates of
	# of Securities	Options			Stock Price Appreciation
	Underlying	Granted to	Exercise		For Option Term (2)
	Options	Employees in	Price	Expiration
Name	Granted (#)	2005(1)	($/Share)	Date	5% ($)	10% ($)
Perry D. Odak	0	0	N/A	N/A	N/A	N/A
Bruce Bowman	12,000	2	6.10	2/24/2015	$46,035	$116,662
Freya Brier	12,000	2	6.10	2/24/2015	$46,035	$116,662
Robert Dimond (3)	100,000	21	10.00	4/28/2015	$628,895	$1,593,742
Stephen Kaczynski	12,000	2	6.10	2/24/2015	$46,035	$116,662

(1)	Based on all options granted to the named individual in fiscal 2005 as a percentage of 480,400 shares of common stock under options granted to all employees during fiscal 2005.

(2)	The potential realizable value is based on the term of the option at its time of grant (10 years in the case of these options). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price. The percentage rates of appreciation shown are for disclosure purposes only, and may not reflect actual stock performance.

(3)	Options granted as an inducement to accept employment under the Robert Dimond Equity Incentive Plan

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES
     The following table sets forth for the Named Executive Officers the number and value at December 31, 2005, of unexercised options and options exercised during the fiscal year by the Named Executive Officers:

			Number of	Value of Unexercised
	Number of		Unexercised Options	In-the-Money Options
	Shares	Aggregated	at December 31, 2005	on December 31, 2005
	Acquired on	Value	Exercisable /	($) Exercisable /
Name	Exercise	Realized ($)	Unexercisable	Unexercisable (1)
Perry D. Odak (2)	0	0	182,501 / 0	$192,769 / 0
Bruce M. Bowman	0	0	212,707 / 17,627	$735,745 / 56,816
Freya R. Brier	0	0	144,578 / 23,043	$339,207 / 56,816
Robert B. Dimond	0	0	0 / 100,000	$0 / 208,000
Stephen Kaczynski	0	0	184,998 / 20,335	$527,344 / 56,816

(1)	Based on the closing market value of the common stock as of December 30, 2005, as reported on the NASDAQ Market as $12.08, minus the exercise price, multiplied by the number of shares underlying the option.

(2)	Does not include 58,334 Mirror Options. See Employment Agreements — Perry Odak for description of the Mirror Options.
EMPLOYMENT AGREEMENTS
Perry D. Odak. The Company and Perry D. Odak, the Company’s current Chief Executive Officer and President, entered into an employment agreement, dated March 6, 2001 (the “Odak Agreement”), for a term of five years, subject to continuation on a year-to-year basis unless the Company provides nine months’ prior notice of non-renewal. The Odak Agreement was automatically renewed for a one-year period commencing March 6, 2006. In March 2001, pursuant to the Odak Agreement, Mr. Odak exercised his right to purchase from the Company a number of shares of the common stock equal to five percent (5%) of the outstanding shares, on a fully diluted basis, in exchange for a cash payment and the remainder of the purchase price by a full recourse, five-year promissory note. See Management Indebtedness for a discussion of Mr. Odak’s purchase of 1,332,649 shares of common stock and his payment of the full amount due on the promissory note through remittance of common stock on February 19, 2006. Pursuant to the Odak Agreement and amendments thereto, Mr. Odak receives a base salary of $500,000 per annum and has the right to receive a supplemental bonus, if employed, if the fair market value of the Company’s stock, as measured by the closing price on NASDAQ for the preceding 120 consecutive trading days, shall equal at least $30 per share or a change in control occurs (defined as certain mergers, a person acquiring 50% or more of the combined voting power of the Company’s then outstanding securities in the election of directors, and other events defined in the Odak Agreement) and the fair market value of the stock is at least $20 per share. The amount of the supplemental cash bonus shall equal $9,273,978.31, plus an amount equal to the interest that would accrue thereon from the original date of the Odak Agreement to the date of payment, at 5.5% per annum, compounded semi-annually. The Odak Agreement, as amended, provides for the payment of the existing $9.2 million supplemental bonus in the event of Mr. Odak’s death or disability, as defined in the Odak Agreement, while employed by the Company, and for payment of a bonus of approximately $1.6 million: (i) in the event Mr. Odak terminates his employment for “good reason”, as defined in the Odak Agreement, or (ii) in the event Mr. Odak is terminated without “Cause”, as defined in the Odak Agreement. The Company has acquired an insurance policy for the benefit of the Company to cover Mr. Odak’s death or disability in the approximate amount of the supplemental bonus.

The Odak Agreement provides for the automatic issuance of options to acquire such additional number of shares of common stock sufficient to maintain Mr. Odak’s five percent (5%) position in the Company’s outstanding common stock in the event of a capital raising transaction involving the Company’s issuance of additional shares of common stock prior to January 1, 2003, and the satisfaction of certain other conditions (“Capital-Raising Option Issuance Conditions”). In August 2002, the Board approved an amendment to the Odak Agreement, pursuant to which up to 70,000 of the stock options Mr. Odak would otherwise receive by satisfaction of the Capital-Raising Option Issuance Conditions could be granted to other employees of the Company designated by Mr. Odak. All Capital-Raising Option Issuance Conditions were satisfied by the September 2002 capital-raising transaction for 4.45 million shares of the Company’s stock and, as a result, options for 164,211 shares were granted to Mr. Odak and 70,000 additional options were granted to executives designated by Mr. Odak. Contemporaneously with the option grants described in the preceding sentence, the Company issued an additional 70,000 options to Mr. Odak (the “Mirror Options”), the terms of which provided that the Mirror Options are only exercisable as the options granted to the designated executives terminate (as opposed to expire) without exercise. All of the options issued due to the satisfaction of the Capital-Raising Option Issuance Conditions have a 10-year term, a four-year vesting period, and an exercise price equal to the closing price of the Company’s stock on the date the capital-raising transaction was concluded. As of the close of fiscal 2005, 12,434 Mirror Options awarded to Mr. Odak in 2002 became eligible for exercise by Mr. Odak as a result of the resignations of two option recipients.
The Odak Agreement may be terminated at any time by the Company for cause, as defined. If terminated for cause, the Company shall have no further obligation or liability to Mr. Odak, other than payment of the base amount earned and unpaid at the date of termination and payments or reimbursement of business expenses accrued prior to the date of termination. The Company also may terminate the Odak Agreement other than for cause, including on a change in control, as defined by the Odak Agreement, in which event the Company has the continuing obligation to pay Mr. Odak his base salary for 36 months following termination. Additionally, the Company will continue to contribute, for the period during which the base salary is continued, the cost of Mr. Odak’s participation (including his family) in the Company’s group medical and hospitalization insurance plans and group life insurance plan, provided that if Mr. Odak is not entitled to such coverage, the Company will reimburse Mr. Odak for the cost of obtaining such coverage.
In event of Mr. Odak’s death, the Company will pay to his designated beneficiary or, if no beneficiary has been designated by Mr. Odak, to his estate, any earned and unpaid base salary and reimbursement of business expenses accrued prior to the date of death. In the event that Mr. Odak becomes disabled to the extent that he is unable to perform substantially all of his duties and responsibilities for 365 consecutive days, the Company may terminate him upon 30 days written notice. Mr. Odak may terminate his employment with the Company for good reason, as defined to include, among other things, a change in control. A termination by Mr. Odak for good reason and in the absence of circumstances that would entitled the Company to terminate Mr. Odak for cause will be treated as a termination by the Company other than for cause and Mr. Odak will retain the same benefits provided for thereunder.
Bruce Bowman. The Company and Bruce Bowman entered into an employment agreement dated May 21, 2001, for a term of two years, which automatically renews on the anniversary of the date for successive one-year periods unless the Company shall provide notice to him, given within 60 days prior to the anniversary date of Mr. Bowman’s employment, that the Company has elected not to renew this Agreement (the “Bowman Agreement”). Pursuant to the Bowman Agreement, Mr. Bowman will receive a base salary of $280,000 per annum. Mr. Bowman also received a grant of 180,000 nonqualified stock options pursuant to the Bruce Bowman 2001 Equity Incentive Plan, a plan created as an inducement to Mr. Bowman to accept employment with the Company. The Company may terminate the Bowman Agreement at any time for cause, as defined. If terminated for cause, the Company shall have no further obligation or liability to Mr. Bowman, other than payment of the base amount earned and unpaid at the date of termination. The Company also may terminate Mr. Bowman’s employment other than for cause, in which event the Company has the continuing obligation to pay Mr. Bowman his base salary for not less than six months. As part of such agreement, Mr. Bowman has agreed to maintain as confidential the Company’s proprietary and confidential information, and for a period of three years following his termination of employment, not to have active participation, managerial responsibility or ownership (other than a less than 1% ownership position) or control of any supermarket, food store or retailer of health and beauty aids located within a ten-mile radius of the Company’s stores (defined as those currently operated or for which the Company has executed leases). The Bowman Agreement also contains a non-solicitation covenant under which Mr. Bowman is prohibited from interfering with the Company’s relationship with its employees or suppliers or other business relations.

Stephen Kaczynski. The Company and Mr. Kaczynski entered into an employment agreement dated April 24, 2001, for a term of two years, which automatically renews on the anniversary of the date for successive one-year periods unless the Company shall provide notice to him, given within 60 days prior to the anniversary date of Mr. Kaczynski’s employment, that the Company has elected not to renew this Agreement (the “Kaczynski Agreement”). Pursuant to the Kaczynski Agreement, Mr. Kaczynski will receive a base salary of $250,000 per annum. Mr. Kaczynski also received a grant of 50,000 nonqualified stock options pursuant to the Stephen Kaczynski 2001 Equity Incentive Plan, a plan created as an inducement to Mr. Kaczynski to accept employment with the Company. The Company may terminate the Kaczynski Agreement at any time for Cause, as defined. If terminated for cause, the Company shall have no further obligation or liability to Mr. Kaczynski, other than payment of the base amount earned and unpaid at the date of termination. The Company also may terminate Mr. Kaczynski’s employment other than for cause, in which event the Company has the continuing obligation to pay Mr. Kaczynski his base salary for not less than six months. As part of such agreement, Mr. Kaczynski has agreed to maintain as confidential the Company’s proprietary and confidential information, and for a period of three years following his termination of employment, not to have active participation, managerial responsibility or ownership (other than a less than 1% ownership position) or control of any supermarket, food store or retailer of health and beauty aids located within a ten-mile radius of the Company’s stores (defined as those currently operated or for which the Company has executed leases). The agreement also contains a non-solicitation covenant under which Mr. Kaczynski is prohibited from interfering with the Company’s relationship with its employees or suppliers or other business relations.
Robert Dimond. The Company and Mr. Dimond entered into an employment agreement dated April 26, 2005, with an initial base salary of $290,000, a targeted bonus of 50% of base salary dependent on Company and individual performance, a guaranteed bonus of $36,250 in the first year of employment (deducted from any additional bonus received), in addition to reimbursement of approved relocation expenses up to $75,000, plus up to four months of temporary living expenses (the “Dimond Agreement”). The Company created an individual equity incentive plan as inducement to Mr. Dimond’s entry into employment as a Senior Vice President and Chief Financial Officer with the Company, and options to purchase 100,000 shares were granted thereunder. The Dimond Agreement is not for a definite term, but does provide for the right to receive severance payments equal to the then-effective base salary if employment is terminated by the Company without Cause (as defined in the Dimond Agreement) during the first 18 months of employment, after which time the amount of severance decreases for each month thereafter through 24 months, after which time the severance payment is set at an amount equal to six months of the then-effective base salary.
EXECUTIVE SEVERANCE AGREEMENTS
In addition to the severance provisions contained in various employment agreements, described above at Employment Agreements, the Company has entered into separate severance agreements applicable in the event of certain terminations following a “change in control” with each of the following six senior executive officers: Bruce Bowman, Freya Brier, Robert Dimond, Stephen Kaczynski, Sam Martin and Peter Williams (the “Severance Agreements”). The Severance Agreements renew from year to year unless terminated, and provide for certain payments in the event the individual’s employment with the Company is terminated by the Company other than for “cause” (as defined in such agreements) or by the individual for “good reason” (as defined in such agreements), in each case within 24 months following a “change in control” (31% of outstanding stock is transferred, certain mergers or other events defined in the agreements) of the Company.
The principal benefits under the Severance Agreements, which are in lieu of any severance benefit otherwise payable to the recipient, consist of (i) a lump sum severance payment equal to two times the individual’s salary and bonus, (ii) a lump sum payment in lieu of Company contributions that would have been made on the individual’s behalf to the Company’s savings plan had the individual’s employment continued for two additional years, (iii) accelerated vesting of all options, (iv) continuation of life, disability, accident and health insurance benefits for a period of two years following such termination of employment, and (v) a payment equal to the amount necessary to reimburse the individual for the full effect of any excise tax levied on “excise parachute payments”. In the event that the conditions triggering the benefits under the Severance Agreement are satisfied, the individual is subject to certain restrictive covenants relating to non-competition and solicitation of employees, customers or suppliers of the Company for two years following a termination of employment.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS
In 2005, the Compensation Committee (the “Committee”) was comprised of three non-employee directors: David Chamberlain, David Gallitano and Stacey Bell. The Committee is responsible for setting the policies that govern executive compensation, bonuses (if any) and stock ownership programs. The Committee, together with the Board, annually reviews the performance and compensation of the Chief Executive Officer (the “CEO”) and the Committee reviews the performance and compensation of other executive officers of the Company, based upon a variety of factors, including the achievement of corporate goals, individual performance and comparisons with other independent grocers and retail companies.
The policies of the Company with respect to compensation of executive officers, including the CEO, are to provide compensation sufficient to attract, motivate and retain executives of outstanding ability and potential and to establish an appropriate relationship between executive compensation and the creation of stockholder value. To meet these goals, in the past the Committee adopted a mix among the compensation elements of salary, bonus and stock options, with a bias toward stock options, to emphasize the link between executive incentives and the creation of stockholder value as measured by the equity markets. In 2001, the Committee shifted the weight of compensation established for newly hired and retained executives to base salaries at the mid point for salaries of comparable executives. In general for fiscal 2005, the salaries, bonuses and stock option awards of executive officers were linked to the Company’s achievement of corporate performance criteria with respect to public company matters and Company growth, as well as individual performance goals.
BASE SALARY
The Company conducts reviews of executive position compensation, including base annual salary, bonus programs and equity awards, and establishes a salary range for each executive level. The review includes retail and wholesale industries and specific grocery sectors with like revenues, head count and applicable geographical location, industry surveys prepared by retail trade organizations in the grocery industry, salary data publishing services and regional compensation surveys for Colorado, where the Company’s headquarters are located and where its executives perform their duties. Individual salaries are established after the Committee’s consideration of each executive’s level of industry experience, individual achievement and overall contribution to the achievement of corporate objectives or, for newly hired executives, the overall importance of such executives’ positions to the achievement of short- and long-term goals of the Company. The base salaries for all of the executive officers of the Company approximate mid-point of the salary range for the applicable executive level.
BONUSES
The Company has established formal bonus programs for employees at store level and at the Company’s corporate offices. Executives are eligible to participate in the Company’s corporate office bonus program. Under that program, bonuses, up to certain percentages of base salary based upon the job level of the employee, are payable if the Company hits certain financial targets established by the Board of Directors and an additional portion of bonus is awardable upon the achievement by the employee of specific individual performance goals. In 2006 bonuses were paid under the Company’s corporate office bonus program to the Named Executive Officers, other officers and eligible corporate and regional office employees, based on overall Company and individual 2005 performance. The bonus paid to each of the Named Executive Officers under the Company’s corporate bonus program is set forth above in Compensation of Executive Officers — Summary Compensation Table — Bonus.
STOCK OPTION GRANTS
The 1996 Plan was established to provide all employees of the Company with an opportunity to share, along with stockholders of the Company, in the long-term performance of the Company. Periodic grants of stock options are generally made to executive, managerial-level and other eligible employees. The Compensation Committee reviews and approves management recommendations regarding stock option grants on a quarterly basis. The Committee continues to view the award of stock options as a valuable tool for long-term retention of executives and alignment of executives with stockholder interests. In awarding stock options, the Board considers individual performance and overall contribution to the Company and also considers the number of unvested stock options held by the executive in comparison to other executives and the total number of stock options available to be awarded under the Plan. The Committee also considers the stock option practices of comparable companies. In 2005, an aggregate of 480,400 stock options were granted to employees. The aggregate award of stock options made to Named Executive Officers in fiscal 2005 was 136,000, vesting over four years from date of grant, comprised the following: 12,000 stock options awarded to Bruce Bowman, Freya Brier, and Stephen Kaczynski, in February 2005, in recognition of 2004 performance, and 100,000 stock options granted to Robert Dimond as inducement to enter employment in April 2005. The 1996 Plan expires by its terms in October 2006, and at the May 2, 2006, Annual Meeting the stockholders will be asked to approve a successor plan, the “Wild Oats Markets, Inc. 2006 Equity Incentive Plan”, as further described in Proposal 3 — Approval of 2006 Equity Incentive Plan.
DEFERRED COMPENSATION PLAN
The Company maintains a nonqualified Deferred Compensation Plan (“DCP”) for executive officers and senior-level employees. Eligible employees may contribute a portion of base salary or bonuses to the plan annually. The DCP provides for additional matching contributions by the Company in an amount determined by the Company prior to the end of each plan year. The plan was implemented to provide executives and senior-level employees with the opportunity to make contributions to a retirement plan where the limitations imposed by the Internal Revenue Code (“Code”) Section 401(m), governing the maximum contribution that may be made to a retirement plan such as a 401(k) plan based upon the average contribution made, would not apply. The Deferred Compensation Plan is not deemed to be a defined benefit plan, and the funds contributed by executives and senior-level employees are considered to be general funds of the Company and are not segregated. On December 31, 2004, in response to the American Jobs Creation Act of 2004 (the “Act”), which mandated modifications to Treasury regulations applicable to deferred compensation, the Company froze the then-existing DCP participants’ accounts, and created new participants’ accounts, effective January 1, 2005. The Company is administering a new DCP in good faith compliance with currently issued rules and will establish the new plan document once final regulations, promulgated under the American Jobs Creation Act, are issued.
CEO COMPENSATION
Perry Odak joined the Company as its Chief Executive Officer and President in March 2001. Mr. Odak’s compensation is set at $500,000 per year pursuant to the terms of his employment contract, as described above. The term of Mr. Odak’s employment continues on a year-to-year basis unless the Company provides specified notice of non-renewal. Mr. Odak’s annual base salary may be increased at the Committee’s discretion based on an annual review. There has been no change in Mr. Odak’s salary since the commencement of his employment in 2001. Mr. Odak also is entitled to certain additional incentive compensation for each fiscal year during the term of his employment agreement, based on his meeting performance criteria established by the Board of Directors. The amount of additional incentive compensation is to be determined annually by the Committee by a review of Mr. Odak’s achievement of certain performance goals in accordance with a bonus or short-term incentive compensation program established by the Board for Mr. Odak or all senior executives.
Mr. Odak’s initial salary level set forth in the Employment Agreement was the result of negotiations between Mr. Odak and the Committee, which were approved by the Board, taking into consideration the Company’s need for an experienced and proven executive who could reverse the Company’s declining results of operations, as well as Mr. Odak’s experience, past salary levels and applicable expertise to the challenges being faced by the Company. The Committee also considered formal salary surveys for the chief executive officers and recommendations of executive recruiters hired by the Company to assist in identifying and placing a qualified and experienced CEO. The Committee considered the relationship of the Company’s past financial and operating performance and the challenges it faced to Mr. Odak’s compensation and found his compensation to be appropriate after giving effect to the $472,500 bonus awarded to him under the Company’s corporate office bonus program in February 2006, which was based on a percentage of his salary, his achievement of specific individual performance goals in 2005 and the Company’s achievement of certain financial targets in 2005.

SECTION 162(M) OF THE INTERNAL REVENUE CODE
Section 162(m) of the Code limits the Company to a deduction for Federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code. Compensation paid in the 2005 taxable year subject to the deduction limit did not exceed $1 million for any one Named Executive Officer. The Board continues to evaluate the effects of the statute and will comply with Code section 162(m) in the future to the extent consistent with the best interests of the Company.
2005 COMPENSATION COMMITTEE
David M. Chamberlain, Chairman
David J. Gallitano
Stacey J. Bell
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Messrs. Chamberlain and Gallitano and Dr. Bell currently serve as members of the Compensation Committee. The entire Board of Directors determines the compensation of members of the Compensation Committee.
PERFORMANCE CHART
The following graph sets forth the stock price performance of the Company’s common stock for the period beginning December 29, 2001, and ending December 31, 2005, as contrasted with the NASDAQ Stock Market-US Index and the S&P Food Retail Index. The graph assumes $100 was invested at the beginning of the period and any dividends paid during the period were reinvested.

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Freya R. Brier
Senior Vice President and Corporate Secretary
Boulder, Colorado
March 27, 2006

Appendix A
WILD OATS MARKETS, INC.
2006 EQUITY INCENTIVE PLAN

WILD OATS MARKETS, INC.
2006 EQUITY INCENTIVE PLAN

WILD OATS MARKETS, INC.
2006 EQUITY INCENTIVE PLAN
1. Purpose. The purpose of this 2006 Equity Incentive Plan (the “Plan”) is to aid Wild Oats Markets, Inc., a Delaware corporation (together with its successors and assigns, the “Company”), in attracting, retaining, motivating and rewarding employees, non-employee directors, consultants and advisors of the Company or its subsidiaries, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for stockholders by closely aligning the interests of Participants with those of stockholders. The Plan authorizes stock-based and cash-based incentives for Participants.
2. Definitions. In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:
          (a) “Annual Limit” shall have the meanings specified in Section 5(b).
          (b) “Award” means any Option, SAR, Restricted Stock, Restricted Stock Units, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any related right or interest, granted to a Participant under the Plan.
          (c) “Beneficiary” means the legal representatives of the Participant’s estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant’s Award upon a Participant’s death, provided that, if and to the extent authorized by the Committee, a Participant may be permitted to designate a Beneficiary, in which case the “Beneficiary” instead will be the person, persons, trust or trusts (if any are then surviving) which have been designated by the Participant in his or her most recent written and duly filed beneficiary designation to receive the benefits specified under the Participant’s Award upon such Participant’s death. Unless otherwise determined by the Committee, any designation of a Beneficiary other than a Participant’s spouse shall be subject to such spouse’s written consent.
          (d) “Board” means the Company’s Board of Directors.
          (e) “Change in Control” has the meanings specified in Section 9.
          (f) “Code” means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation thereunder shall include any successor provisions and regulations, and reference to regulations includes any applicable guidance or pronouncement of the Department of the Treasury and Internal Revenue Service.
          (g) “Committee” means the Compensation Committee of the Board, which shall consist solely of two or more “Outside Directors” in accordance with Code Section 162(m), or solely of two or more “Non-Employee Directors”, in accordance with Rule 16(b)-3 of the Exchange Act. No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Committee Charter or the Plan. The full Board may perform any function of the Committee hereunder, in which case the term “Committee” shall refer to the Board.
          (h) “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 11(j).
          (i) “Dividend Equivalent” means a right, granted under this Plan, to receive cash, Stock, other Awards or other property equal in value to all or a specified portion of the dividends paid with respect to a specified number of shares of Stock.

          (j) “Effective Date” means the effective date specified in Section 11(q).
          (k) “Eligible Person” has the meaning specified in Section 5.
          (l) “Exchange Act” means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.
          (m) “Fair Market Value” means the fair market value of Stock, Awards or other property as determined in good faith by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall be the closing sales price for such Stock (or the closing bid, if no sales were reported) as quoted on the NASDAQ National Market or the NASDAQ SmallCap Market or any other established stock exchange, as applicable, on the last market trading day prior to the day of determination or grant, as reported in the Wall Street Journal or such other source as the Board deems reliable. Fair Market Value relating to the determination of the exercise price or base price of any Non-409A Option or SAR (that does not provide for a deferral of compensation) shall be made consistent with the requirements under Code Section 409A.
          (n) “409A Awards” means Awards that constitute a deferral of compensation under Code Section 409A and regulations thereunder. “Non-409A Awards” means Awards other than 409A Awards. Although the Committee retains authority under the Plan to grant Options, SARs and Restricted Stock on terms that will qualify those Awards as 409A Awards, Options, SARs exercisable for Stock, and Restricted Stock are intended to be Non-409A Awards unless otherwise expressly specified by the Committee.
          (o) “Incentive Stock Option” or “ISO” means any Option designated as an incentive stock option within the meaning of Code Section 422 and qualifying thereunder.
          (p) “Option” means a right, granted under this Plan, to purchase Stock.
          (q) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(h).
          (r) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.
          (s) “Performance Award” means a conditional right, granted to a Participant under Sections 6(i) and 7, to receive cash, Stock or other Awards or payments.
          (t) “Preexisting Plan” means the Wild Oats Markets, Inc. 1996 Equity Incentive Plan, as amended.
          (u) “Restricted Stock” means Stock granted under this Plan which is subject to certain restrictions and to a risk of forfeiture.
          (v) “Restricted Stock Unit” or “RSU” means a right, granted under this Plan, to receive Stock or other Awards or a combination thereof at the end of a specified deferral period.
          (w) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.
          (x) “Stock” means the Company’s Common Stock, par value $0.001 per share, and any other equity securities of the Company that may be substituted or resubstituted for Stock pursuant to Section 11(c).
          (y) “Stock Appreciation Rights” or “SAR” means a right granted to a Participant under Section 6(c).

3. Administration.
          (a) Authority of the Committee. The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be exercised and on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto (including outstanding Awards); to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 11(b) and other persons claiming rights from or through a Participant, and stockholders. The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards under the Plan to members of the Committee.
          (b) Manner of Exercise of Committee Authority. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may act through subcommittees, including for purposes of perfecting exemptions under Rule 16b-3 or qualifying Awards under Code Section 162(m) as performance-based compensation, in which case the subcommittee shall be subject to and have authority under the charter applicable to the Committee, and the acts of the subcommittee shall be deemed to be acts of the Committee hereunder. The Committee may delegate to officers or managers of the Company or any subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent (i) that such delegation will not result in the loss of an exemption under Rule 16b-3 for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify, and (ii) permitted under Section 157 and other applicable provisions of the Delaware General Corporation Law.
          (c) Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a subsidiary, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.
4. Stock Subject To Plan.
          (a) Overall Number of Shares Available for Delivery. Subject to adjustments pursuant to the provisions of Section 11(c) below, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be the sum of: (i) 2,000,000 shares; (ii) the number of shares that, immediately prior to the Effective Date, remain available for new awards under the Preexisting Plan; and (iii) the number of shares which become available in accordance with Section 4(b) after the

Effective Date; provided, however, that full-value Awards (meaning Awards other than Options and SARs) will count against the new shares available at a 3:2 ratio (i.e., up to either 1,566,666 full value Awards or 2,350,000 Options or SARs (or some combination thereof using the above ratio) may be granted from the share reserve). The maximum aggregate number of shares of Stock that may be granted in the form of Incentive Stock Options shall be 2,350,000. Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.
          (b) Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments in accordance with this Section 4(b). Shares that are potentially deliverable under an Award under the Plan or an award under the Preexisting Plan that are canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of such shares to the Participant will not be counted as delivered under the Plan or Preexisting Plan and shall be available for Awards under this Plan. Shares that have been issued in connection with an Award under this Plan (e.g., Restricted Stock) or any Preexisting Plan award that is canceled, forfeited, or settled in cash such that those shares are returned to the Company shall be available for Awards under this Plan.
5. Eligibility; Per-Person Award Limitations.
          (a) Eligibility. Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an “Eligible Person” means any employee of the Company or any current or future parent corporation or other legal entity or subsidiary, including any executive officer thereof, as well as directors, advisors or consultants of the Company or a parent or subsidiary, and any person who has been offered employment by the Company or a parent or subsidiary, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary. An employee on “leave of absence” (as such term is defined in the Company’s employee handbook or, if no such definition exists, as otherwise defined by the Committee in its discretion) may be considered as still in the employ of the Company or a parent or subsidiary for purposes of eligibility for participation in the Plan, if so determined by the Committee. If so determined by the Committee, holders of outstanding awards granted by a company or business acquired by the Company or a subsidiary, or with which the Company or a parent or subsidiary combines, are eligible for grants under the Plan of substitute awards either through assumption of such awards or the grant of a substitute award in connection with such acquisition or combination transaction.
          (b) Per-Person Award Limitations. In each calendar year during any part of which the Plan is in effect, an Eligible Person may be granted Awards under each of Section 6(b), 6(c), 6(d), 6(e), 6(f), 6(g) or 6(h) relating to up to his or her Annual Limit (such Annual Limit to apply separately to the type of Award authorized under each specified subsection, except that the limitation applies to Dividend Equivalents under Section 6(g) only if such Dividend Equivalents are granted separately from and not as a feature of another Award). A Participant’s Annual Limit, in any year during any part of which the Participant is then eligible under the Plan, shall equal 500,000 shares plus the amount of the Participant’s unused Annual Limit relating to the same type of Award as of the close of the previous year, subject to adjustment as provided in Section 11(c). In the case of an Award which is not valued in a way in which the limitation set forth in the preceding sentence would operate as an effective limitation satisfying applicable law (including Treasury Regulation 1.162-27(e)(4)), an Eligible Person may not be granted Awards authorizing the earning during any calendar year of an amount that exceeds the Eligible Person’s Annual Limit, which for this purpose shall equal $1 million plus the amount of the Eligible Person’s unused cash Annual Limit as of the close of the previous year (this limitation is separate and not affected by the number of Awards granted during such calendar year subject to the limitation in the preceding sentence). For this purpose, (i) “earning” means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition, and (ii) a Participant’s Annual Limit is used to the extent an amount or number of shares may be potentially earned or paid under an Award, regardless of whether such amount or shares are in fact earned or paid.

6. Specific Terms of Awards.
          (a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Sections 11(e) and 11(k)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan, subject to Section 11(k). The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan.
          (b) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:
(i)	Exercise Price. The exercise price per share of Stock purchasable under an Option (including both ISOs and non-qualified Options) shall be determined by the Committee, provided that, notwithstanding anything contained herein to the contrary such exercise price shall be (A) fixed as of the grant date, and (B) not less than the Fair Market Value of a share of Stock on the date of grant of such Option. Notwithstanding the foregoing, any substitute award granted in assumption of or in substitution for an outstanding award granted by a company or business acquired by the Company or a subsidiary, or with which the Company or a subsidiary combines may be granted with an exercise price per share of Stock other than as required above.

(ii)	Option Term; Time and Method of Exercise. The Committee shall determine the term of each Option, provided that in no event shall the term of any Option exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part. The basis for determining the vesting and exercisability of an option will be the passage of a specific period of time or the occurrence or non-occurrence of certain specific events (which may include, but is not limited to, the achievement of performance goals or future service requirements) or a combination thereof. In addition, the Committee shall determine the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (subject to Sections 11(k) and 11(l)), including, without limitation, cash, Stock (including by delivery of Stock or withholding Stock deliverable upon exercise, if such payment feature will not result in additional accounting expense to the Company), other Awards or awards granted under other plans of the Company or any subsidiary, or other property (including through broker-assisted “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants (including, in the case of 409A Awards, deferred delivery of shares subject to the Option, as mandated by the Committee, with such deferred shares subject to any vesting, forfeiture or other terms as the Committee may specify). Stock delivered hereunder shall be valued at Fair Market Value on the day prior to remittance of the Stock.

(iii)	ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422, including but not limited to that to the extent that the aggregate Fair Market Value (determined at the time of grant) of ISOs granted are exercisable for the first time by any Participant during any calendar year under all plans of the Company and its parent and subsidiaries exceeds the dollar limit stated in Code Section 422, the ISO or portion thereof which exceed the limit (according to the order in which they were granted) shall be treated as nonqualified stock options.

(iv)	Repricing. Notwithstanding anything in this Plan to the contrary, without the approval of stockholders, the Committee will not amend or replace previously granted Options in a transaction that constitutes a “repricing,” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange or Nasdaq National Market (as then applicable) or Item 402(i)(1) of Regulation S-K of the Exchange Act.

(v)	Termination of Employment or Relationship. In the event a Participant’s continuous status as an employee, director, advisor or consultant terminates (other than upon the Participant’s death or Disability), the Participant may exercise his/her Options to the extent then exercisable on the date of termination, but only within such period of time ending on the earlier of: (A) the date 90 days after the termination of the Participant’s current continuous service, or (B) or such longer or shorter period specified in the Award agreement, or (C) the expiration of the Award as specified in the Award agreement.

(vi)	Death or Disability. In the event a Participant’s continuous status as an employee, director, advisor or consultant terminates upon the Participant’s death or Disability, the Participant may exercise his/her Options to the extent then exercisable on the date of termination, but only within such period of time ending on the earlier of: (A) the date 180 days after the termination of the Participant’s current continuous service for Disability, and one year after termination for death, or (B) or such longer or shorter period specified in the Award agreement, or (C) the expiration of the Award as specified in the Award agreement. Unless otherwise defined in an Award agreement, “Disability” means the Participant is actually receiving benefits under a separate disability plan maintained by the Company or its subsidiary.

(vii)	Earlier Forfeiture. A Participant’s right to exercise Options may terminate earlier as provided under Section 10 below.

(viii)	Section 16. A Participant’s Award agreement may provide that if the exercise of the Option following the termination of the Participant’s continuous status as an employee, director, or consultant (other than upon the Participant’s death or Disability) would result in liability under Section 16(b) of the Exchange Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Award agreement, or (ii) the tenth (10th) day after the last date on which such exercise would result in such liability under Section 16(b) of the Exchange Act.
          (c) Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:
(i)	Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the base price of the SAR as determined by the Committee, which shall be not less than the Fair Market Value of a share of Stock on the date of grant of such SAR.

(ii)	Other Terms. The Committee shall determine the term of each SAR, provided that in no event shall the term of a SAR exceed a period of ten years from the date of grant. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals, future service requirements, or a combination thereof), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be free-standing or in tandem or combination with any other Award, and whether or not the SAR will be a 409A Award or Non-409A Award. The Committee may require that an outstanding Option be exchanged for a SAR exercisable for Stock having vesting, expiration, and other terms substantially the same as the Option, so long as such exchange will not result in additional accounting expense to the Company.

(iii)	Repricing. Notwithstanding anything in this Plan to the contrary, without the approval of stockholders, the Committee will not amend or replace previously granted SARs in a transaction that constitutes a “repricing,” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange or Nasdaq National Market (as then applicable) or Item 402(i)(1) of Regulation S-K of the Exchange Act.

(iv)	Termination of Employment or Relationship. In the event a Participant’s continuous status as an employee, director, advisor or consultant terminates (other than upon the Participant’s death or Disability), the Participant may exercise his/her SARs to the extent then exercisable on the date of termination, but only within such period of time ending on the earlier of: (A) the date 90 days after the termination of the Participant’s current continuous service, or (B) or such longer or shorter period specified in the Award agreement, or (C) the expiration of the Award as specified in the Award agreement.

(v)	Death or Disability. In the event a Participant’s continuous status as an employee, director, advisor or consultant terminates upon the Participant’s death or Disability, the Participant may exercise his/her SARs to the extent then exercisable on the date of termination, but only within such period of time ending on the earlier of: (A) the date 180 days after the termination of the Participant’s current continuous service for Disability, and one year after termination for death, or (B) or such longer or shorter period specified in the Award agreement, or (C) the expiration of the Award as specified in the Award agreement.

(vi)	Earlier Forfeiture. A Participant’s right to exercise SARs may terminate earlier as provided under Section 10 below.

(vii)	Section 16. A Participant’s Award agreement may provide that if the exercise of the SAR following the termination of the Participant’s continuous status as an employee, director, or consultant (other than upon the Participant’s death or Disability) would result in liability under Section 16(b) of the Exchange Act, then the SAR shall terminate on the earlier of (i) the expiration of the term of the SAR set forth in the Award agreement, or (ii) the tenth (10th) day after the last date on which such exercise would result in such liability under Section 16(b) of the Exchange Act.
          (d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:
(i)	Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals, future service requirements, or a combination thereof), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).

(ii)	Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

(iii)	Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv)	Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates, or (C) deferred as to payment, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in shares of Restricted Stock Units, other Awards or other investment vehicles, subject to such terms as the Committee shall determine or permit a Participant to elect. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other cash or property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.
          (e) Restricted Stock Units. The Committee is authorized to grant RSUs to Participants, subject to the following terms and conditions:
(i)	Award and Restrictions. Subject to Section 6(e)(ii), RSUs shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance conditions and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. A Participant granted RSUs shall not have any of the rights of a stockholder, including the right to vote, until Stock shall have been issued in the Participant’s name pursuant to the RSUs, except that the Committee may provide for dividend equivalents pursuant to Section 6(e)(iii) below.

(ii)	Limitation on Vesting. The grant, issuance, retention, vesting and settlement of RSUs shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. Subject to Section 10, the Committee shall have the right to make the timing of the grant, issuance, retention, vesting and settlement of RSUs subject to continued employment, passage of time, performance conditions, or any combination thereof, as deemed appropriate by the Committee.

(iii)	Dividend Equivalents. Unless otherwise determined by the Committee, dividend equivalents on the specified number of shares of Stock covered by an Award of RSUs shall be either (A) paid with respect to such RSUs at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such RSUs, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional RSUs, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect.

          (f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or a subsidiary to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.
          (g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, which may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify.
          (h) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or other business units. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, notes, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).
          (i) Performance Awards. Performance Awards, denominated in cash or in Stock or other Awards, may be granted by the Committee in accordance with Section 7.
7. Performance Awards.
          (a) Performance Awards Generally. Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards or a combination of the foregoing, which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 7(b) and 7(c) in the case of a Performance Award intended to qualify as “performance-based compensation” under Code Section 162(m).
          (b) Performance Awards Granted to Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of a preestablished performance goal and other terms set forth in this Section 7(b).
(i)	Performance Goal Generally. The performance goal for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(b). The performance goal shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised and settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii)	Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, or for specified subsidiaries or other business units of the Company shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings (net of or including dividends); (2) EBIT or EBITDA; (3) gross or net revenue or changes in annual revenues; (4) cash flow(s) (including operating or net cash flow(s)); (5) financial return ratios; (6) total shareholder return, shareholder return based on growth measures or the attainment by the shares of a specified value for a specified period of time, share price or share price appreciation; (7) earnings growth or EPS growth; (8) return measures, including return or net return on assets, net assets, equity, capital or gross sales; (9) adjusted pre-tax margin; (10) pre-tax profits; (11) operating margins, operating profits; or operating expenses; (12) dividends; (13) net income or net operating income; (14) growth in operating earnings or growth in EPS; (15) value of assets; (16) market share or market penetration with respect to specific designated products or product groups or specific geographic areas; (17) aggregate product price and other product measures; (18) expense or cost levels; (19) reduction of losses, loss ratios or expense ratios; (20) reduction in fixed costs; (21) operating cost management; (22) cost of capital; (23) debt reduction; (24) productivity improvements; (25) average inventory turnover; (26) satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures; (27) advertising efficiency; (28) customer satisfaction based on specified objective goals or a Company-sponsored customer survey; (29) employee diversity goals or employee turnover; (30) specified objective social goals; (31) safety record; (32) management of employment practices and employee benefits; (33) supervision of litigation and information technology; and (34) goals relating to acquisitions or divestitures of subsidiaries or joint ventures. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

(iii)	Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of one year or more, as specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed.

(iv)	Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) during the given performance period, as specified by the Committee in accordance with Section 7(b)(iii). The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(v)	Settlement of Performance Awards; Other Terms. Settlement of Performance Awards shall be in cash, Stock, other Awards or other property, in the Committee’s discretion. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 7(b). Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Code Section 162(m). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by a Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Performance Awards.
          (c) Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards, the level of actual achievement of the specified performance goals relating to Performance Awards, and the amount of any final Performance Award shall be recorded in writing in the case of Performance Awards intended to qualify under Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.
8. Certain Provisions Applicable To Awards.
          (a) Stand-Alone, Additional, and Tandem Awards. Awards granted under the Plan may, in the Committee’s discretion, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary, or any business entity acquired by the Company or a subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary; provided, however, that a 409A Award may not be granted in tandem with a Non-409A Award. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards. Notwithstanding anything in this Section 8(a) to the contrary, in no event may Options or SARs be exchanged for Awards of the same or different type in a manner that would violate the provisions of Section 303A.08 of the Listed Company Manual of the New York Stock Exchange or Nasdaq National Market (as then applicable) or Item 402(i)(1) of Regulation S-K of the Exchange Act.
          (b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in Sections 6(b)(ii), 6(c)(ii) and 8 or elsewhere in the Plan.
          (c) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan (including Sections 11(k) and (l)) and any applicable Award document, payments to be made by the Company or a subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the Committee’s discretion or upon occurrence of one or more specified events, subject to Sections 6(b)(ii), 11(k) and 11(l). Subject to Section 11(k), installment or deferred payments may be required by the Committee (subject to Section 11(e)) or permitted at Participant’s election on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock. In the case of any 409A Award that is vested and no longer subject to a risk of forfeiture (within the meaning of Code Section 83), such Award will be distributed to the Participant, upon application of the Participant, if the Participant has had an unforeseeable emergency within the meaning of Code Sections 409A(a)(2)(A)(vi) and 409A(a)(2)(B)(ii), in accordance with Section 409A(a)(2)(B)(ii).

9. Change in Control.
          (a) The Committee shall have the discretion to provide that in the event of a Change in Control (as defined in Section 9(b) below), the following provisions will apply:
(i)	Each outstanding Option or SAR (or such lesser portion of each Option or SAR as is set forth in an applicable Award agreement) will immediately become exercisable in full.

(ii)	Each outstanding share of Restricted Stock (or such lesser number of shares as is set forth in an applicable Award agreement) will immediately become free of the restrictions.

(iii)	To the extent provided in an applicable Award agreement, each outstanding other Award shall be deemed free of restriction and any performance goals shall be determined to be satisfied to the extent set forth in the Award agreement.

(iv)	In the event of a Change in Control that is a merger or consolidation in which the Company is not the surviving corporation or which results in the acquisition of substantially all of the Company’s outstanding Stock by a single person or entity or by a group of persons or entities acting in concert, or in the event of a sale or transfer of all or substantially all of the Company’s assets (a “Covered Transaction”), the Committee shall have the discretion to provide for the termination of all outstanding Options and SARs as of the effective date of the Covered Transaction; provided, that, if the Covered Transaction follows a Change in Control or would give rise to a Change in Control, no Option or SAR will be so terminated (without the consent of the Participant) prior to the expiration of 20 days following the later of (A) the date on which the Award became fully exercisable and (B) the date on which the Participant received written notice of the consummation of a Covered Transaction.
          (b) Except as provided in Section 9(c), a “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:
(i)	any person is or becomes the beneficial owner (as determined under Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates (as determined under Rule 12b-2 under the Exchange Act) representing 31 percent (31%) or more of the combined voting power of the Company’s then outstanding securities, excluding any person who becomes such a beneficial owner in connection with a Non-Control Merger (as defined in paragraph (iii) below); or

(ii)	the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or;

(iii)	there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation (a “Non-Control Merger”) immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or any parent thereof; or

(iv)	the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or any parent thereof.
Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.
          (c) To the extent required for purposes of compliance with Section 409A, the following definition of a “Change in Control” shall apply to Awards subject to Section 409A. A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:
(i)	Change in Ownership. Any one person, or more than one person acting as a group (“Person”), acquires ownership of stock of the Company that, together with stock held by the Person, constitutes more than 50 percent (50%) of the total fair market value or total voting power of the stock of the Company. However, if any Person is considered to own more than 50 percent (50%) of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the Person is not considered to cause a change in the ownership of the Company (or to cause a change in the effective control of the Company (within the meaning of paragraph (ii)).

(ii)	Change in Effective Control. A change in effective control of the Company occurs only on the date that either:
(A)	Any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by the Person) ownership of stock of the Company possessing 35 percent (35%) or more of the total voting power of the stock of the Company; or

(B)	A majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.
(iii)	Change in Ownership of a Substantial Portion of the Company’s Assets. The date that any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by the Person) assets from the Company that have a total gross fair market value of all of the assets of the Company immediately prior to the acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with the assets.
The determination of whether a “Change in Control” has occurred and the date consummated, shall be made by the Board, in good faith, consistent with the requirements of Code Section 409A.

10. Additional Award Forfeiture Provisions.
          (a) Forfeiture of Options and Other Awards and Gains Realized Upon Prior Option Exercises or Award Settlements. Unless otherwise determined by the Company, each Award granted hereunder, shall be subject to the following additional forfeiture conditions, to which the Participant, by accepting an Award hereunder, agrees. If any of the events specified in Section 10(b)(i), (ii), (iii), (iv) occurs (a “Forfeiture Event”), all of the following forfeitures will result:
(i)	The unexercised portion of the Option, whether or not vested, and any other Award not then settled will be immediately forfeited and canceled upon the occurrence of the Forfeiture Event; and

(ii)	The Participant will be obligated to repay to the Company, in cash, within five business days after demand is made therefor by the Company, the total amount of Award Gain (as defined herein) realized by the Participant upon each exercise of an Option or settlement of an Award that occurred on or after (A) the date that is six months prior to the occurrence of the Forfeiture Event, if the Forfeiture Event occurred while the Participant was employed by, or providing services to, the Company or a subsidiary, or (B) the date that is six months prior to the date the Participant’s employment by, or service with, the Company or a subsidiary terminated, if the Forfeiture Event occurred after the Participant ceased to be so employed or ceased service. For purposes of this Section, the term “Award Gain” shall mean (i), in respect of a given Option exercise, the product of (X) the Fair Market Value per share of Stock at the date of such exercise (without regard to any subsequent change in the market price of shares) minus the exercise price times (Y) the number of shares as to which the Option was exercised at that date, and (ii), in respect of any other settlement of an Award granted to the Participant, the Fair Market Value of the cash or Stock paid or payable to Participant (regardless of any elective deferral) less any cash or the Fair Market Value of any Stock or property (other than an Award or award which would have itself then been forfeitable hereunder and excluding any payment of tax withholding) paid by the Participant to the Company as a condition of or in connection such settlement.
          (b) Events Triggering Forfeiture. The forfeitures specified in Section 10(a) will be triggered upon the occurrence of any one of the following Forfeiture Events at any time during Participant’s employment by, or service with, the Company or a subsidiary, or during the one-year period following termination of service or employment:
(i)	Participant, acting alone or with others, directly or indirectly, (A) engages, either as employee, employer, consultant, advisor, or director, or as an owner, investor, partner, stockholder, licensee or licensor unless Participant’s interest is insubstantial, in any business in an area or region in which the Company conducts business at the date the event occurs, which is directly in competition with a business then conducted by the Company or a subsidiary; (B) induces any customer, supplier, licensee or licensor of the Company or a subsidiary, with which the Company or a subsidiary has a business relationship, to curtail, cancel, not renew, or not continue his or her or its business with the Company or any subsidiary; or (C) induces, or attempts to influence, any employee, service provider, licensee or licensor to the Company or a subsidiary to terminate such employment or service. The Committee shall, in its discretion, determine which lines of business the Company conducts on any particular date and which third parties may reasonably be deemed to be in competition with the Company. For purposes of this Section 10(b)(i), a Participant’s interest as a stockholder is insubstantial if it represents beneficial ownership of less than five percent of the outstanding class of stock, and a Participant’s interest as an owner, investor, or partner is insubstantial if it represents ownership, as determined by the Committee in its discretion, of less than five percent of the outstanding equity of the entity;

(ii)	Participant discloses, uses, sells, or otherwise transfers, except in the course of employment with or other service to the Company or any subsidiary, any confidential or proprietary information of the Company or any subsidiary, including but not limited to information regarding the Company’s current and potential customers, organization, employees, finances, and methods of operations and investments, so long as such information has not otherwise been disclosed to the public or is not otherwise in the public domain (other than by Participant’s breach of this provision), except as required by law or pursuant to legal process, or Participant makes statements or representations, or otherwise communicates, directly or indirectly, in writing, orally, or otherwise, or takes any other action which may, directly or indirectly, disparage or be damaging to the Company or any of its subsidiaries or their respective officers, directors, employees, advisors, businesses or reputations, except as required by law or pursuant to legal process;

(iii)	Participant fails to cooperate with the Company or any subsidiary in any way, including, without limitation, by making himself or herself available to testify on behalf of the Company or such subsidiary in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, or otherwise fails to assist the Company or any subsidiary in any way, including, without limitation, in connection with any such action, suit, or proceeding by providing information and meeting and consulting with members of management of, other representatives of, or counsel to, the Company or such subsidiary, as reasonably requested; or

(iv)	Participant is terminated for cause, as determined by the Company. “Cause” shall include but not be limited to negligence in the performance of duties and misconduct, including acts of moral turpitude.
          (c) Agreement Does Not Prohibit Competition or Other Participant Activities. Although the conditions set forth in this Section 10 shall be deemed to be incorporated into an Award, a Participant is not, solely by reason of such incorporation, thereby prohibited from engaging in any activity, including but not limited to competition with the Company and its subsidiaries. Rather, the non-occurrence of the Forfeiture Events set forth in Section 10(b) is a condition to the Participant’s right to realize and retain value from his or her compensatory Options and Awards, and the consequence under the Plan if the Participant engages in an activity giving rise to any such Forfeiture Event are the forfeitures specified herein. The Company and Participant shall not be precluded by this provision or otherwise from entering into other agreements concerning the subject matter of Sections 10(a) and 10(b).
11. General Provisions.
          (a) Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee and subject to Section 11(k), postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, except as provided in Section 9 or as required for compliance under Code Section 409A, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

          (b) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (which may include limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission), provided, however, that no such transfer may occur for consideration. A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.
          (c) Adjustments. In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate and, in the case of any outstanding Award, necessary to prevent dilution or enlargement of Participant’s rights, then the Committee shall, in an equitable manner as determined by the Committee, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option (subject to Section 11(l)) or other Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or other business unit, or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authority (i) would cause Options, SARs, or Performance Awards granted under the Plan to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder, or (ii) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulation 1.162-27(e)(4)(vi), under the performance goals relating to Options or SARs granted to Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.
          (d) Tax Provisions.
(i)	Withholding. The Company and any subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Committee, or in satisfaction of other tax obligations. Other provisions of the Plan notwithstanding, only the minimum amount of Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld, unless withholding of any additional amount of Stock will not result in additional accounting expense to the Company. Stock deliverable or withheld hereunder shall be valued at the Fair Market Value thereof on the day prior to remittance or withholding.

(ii)	Required Consent to and Notification of Code Section 83(b) Election. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

(iii)	Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b). If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (i.e., a disqualifying disposition), such Participant shall notify the Company of such disposition within ten days thereof.
          (e) Plan Amendment, Termination or Other Changes. Except as provided in Section 11(q) of the Plan, the Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants; provided, however, that:
(i)	Any amendment to the Plan shall be submitted to the Company’s stockholders for approval not later than the earliest annual meeting for which the record date is at or after the date of such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of the New York Stock Exchange or Nasdaq National Market (as then applicable) or any other stock exchange or automated quotation system on which the Stock may then be listed or quoted, or if such amendment would materially increase the number of shares reserved for issuance and delivery under the Plan, and the Board may otherwise, in its discretion, determine to submit other amendments to the Plan to stockholders for approval.

(ii)	Without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any outstanding Award (for this purpose, actions that alter the timing of federal income taxation of a Participant will not be deemed material unless such action results in an income tax penalty on the Participant).

(iii)	Without the approval of stockholders, the Committee will not amend or replace previously granted Options or SARs in a transaction that constitutes a “repricing,” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange or Nasdaq National Market (as then applicable) or Item 402(i)(1) of Regulation S-K of the Exchange Act.

With regard to other terms of Awards, the Committee shall have no authority to waive or modify any such Award term after the Award has been granted to the extent the waived or modified term would be mandatory under the Plan for any Award newly granted at the date of the waiver or modification.
          (f) Right of Setoff. The Company or any subsidiary may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or a subsidiary may owe to the Participant from time to time (including amounts payable in connection with any Award, owed as wages, fringe benefits, amounts related to Awards which should have, but have not previously been, withheld by the Company for tax purposes, or other compensation owed to the Participant), such amounts as may be owed by the Participant to the Company, including but not limited to amounts owed under Section 10(a), although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 11(f).
          (g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.
          (h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Code Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.
          (i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
          (j) Compliance with Code Section 162(m). It is the intent of the Company that Options and SARs granted to Covered Employees and other Awards designated as Awards to Covered Employees subject to Section 7 shall constitute qualified “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Award. Accordingly, the terms of Sections 7(b) and (c), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan or any Award document relating to a Performance Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

          (k) Certain Limitations on Awards to Ensure Compliance with Code Section 409A. For purposes of this Plan, references to an award term or event (including any authority or right of the Company or a Participant) being “permitted” under Code Section 409A mean, for a 409A Award, that the term or event is not intended to cause the Participant to be liable for payment of interest or a tax penalty under Code Section 409A and, for a Non-409A Award, that the term or event is not intended to cause the Award to be treated as subject to Code Section 409A. Other provisions of the Plan notwithstanding, the terms of any 409A Award and any Non-409A Award, including any authority of the Company and rights of the Participant with respect to the Award, shall be limited to those terms permitted under Code Section 409A, and any terms not permitted under Code Section 409A shall be automatically modified and limited to the extent necessary to conform with Code Section 409A, as determined by the Company in good faith. For this purpose, other provisions of the Plan notwithstanding, the Company shall have no authority to accelerate distributions relating to 409A Awards in excess of the authority permitted under Code Section 409A, and any distribution subject to Code Section 409A(a)(2)(A)(i) (separation from service) to a “key employee” as defined under Code Section 409A(a)(2)(B)(i), shall not occur earlier than the earliest time permitted under Code Section 409A(a)(2)(B)(i).
          (l) Certain Limitations Relating to Accounting Treatment of Awards. Other provisions of the Plan notwithstanding, the Committee’s discretionary authority under the Plan (including under Sections 8(c), 11(c) and 11(d)) is limited to the extent necessary to ensure that any Option or other Award of a type that the Committee has intended to be subject to fixed accounting with a measurement date at the date of grant or the date performance conditions are satisfied under APB 25 (or other applicable accounting requirements) shall not become subject to “variable” accounting solely due to the existence of such authority, unless the Committee specifically determines that the Award shall remain outstanding despite such “variable” accounting.
          (m) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.
          (n) Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 11(n) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified.
          (o) Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary, (ii) interfering in any way with the right of the Company or a subsidiary to terminate any Eligible Person’s or Participant’s employment or service at any time (subject to the terms and provisions of any separate written agreements), (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Option is duly exercised. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder.
          (p) Severability; Entire Agreement. If any of the provisions of this Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award documents contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.
          (q) Plan Effective Date and Termination. The Plan shall become effective if, and at such time as, the stockholders of the Company have approved it. Upon such approval of the Plan by the stockholders of the Company, no further awards shall be granted under the Preexisting Plan, but any outstanding awards under the Preexisting Plan shall continue in accordance with its terms. Unless earlier terminated by action of the Board of Directors as permitted under Section 11(e) of the Plan, the authority of the Committee to make grants under the Plan shall terminate on the date that is ten years after the latest date upon which stockholders of the Company have approved the Plan, and the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan or as set forth above and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.

ANNUAL MEETING OF STOCKHOLDERS
Tuesday, May 2, 2006
3:00 p.m.
Hotel Boulderado
2115 13th Street
Boulder, Colorado

WILD OATS MARKET, INC. 3375 Mitchell Lane, Boulder, CO, 80301	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting of Stockholders on May 2, 2006
By signing the proxy, you revoke all prior proxies and appoint DAVID GALLITANO and FREYA R. BRIER (“Named Proxies”), and each of them, with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders, and any adjournments thereof, and to vote there all the shares of common stock held of record by the undersigned at the close of business on March 6, 2006, with all the power that the undersigned would possess if personally present, as designated on the reverse side.
Shares of stock will be voted as specified. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL
OF THE PROPOSALS.
If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3.
See reverse for voting instructions.
WILD OATS MARKETS, INC.

COMPANY #

There are three ways to vote your Proxy
Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ««« EASY ««« IMMEDIATE
•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 (noon) (CT) on May 1, 2006.

•	Please have your proxy card and the last four digits of your Social Security Number or taxpayer identification number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/oats/ — QUICK ««« EASY ««« IMMEDIATE
•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (noon) (CT) on May 1, 2006.

•	Please have your proxy card and the last four digits of your Social Security Number or taxpayer identification number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to
Wild Oats Markets, Inc., c/o Shareowner ServicesSM , P.O. Box 64873, St. Paul, MN 55164-0873.
If you vote by Phone or Internet, please do not mail your Proxy Card
ò Please detach here ò

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	Election of directors:	01 Perry D. Odak	☐	Vote FOR the nominee	☐	Vote WITHHELD from the nominee

2.	Ratification of the selection of Ernst & Young, LLP as independent auditors for the Company for its fiscal year ending December 30, 2006.	☐	For	☐	Against	☐	Abstain

3.	Approval of the Company’s proposed 2006 Equity Incentive Plan.	☐	For	☐	Against	☐	Abstain
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS No. 1, No. 2 AND No 3.

Address Change? Mark Box       ☐       Indicate changes below:
     Date ____________________ , 2006

Signature(s) in Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.